Exhibit 4.1

ANNUAL INFORMATION FORM

VERSES AI INC.

205 – 810 Quayside Drive

New Westminster, British Columbia, V3M 6B9

Telephone: 323 868-0514

E-Mail: kevin.w@verses.io

For the year ended March 31, 2024

Dated July 2, 2024

TABLE OF CONTENTS

EXPLANATORY NOTES AND CAUTIONARY STATEMENTS	3
DEFINITIONS AND GLOSSARY OF TERMS	7
CORPORATE STRUCTURE	14
GENERAL DEVELOPMENT OF THE BUSINESS	15
DESCRIPTION OF THE BUSINESS	24
RISK FACTORS	35
DIVIDENDS AND DISTRIBUTIONS	48
DESCRIPTION OF CAPITAL STRUCTURE	48
MARKET FOR SECURITIES	61
ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER	63
DIRECTORS AND EXECUTIVE OFFICERS	63
PROMOTERS	65
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	66
INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	66
TRANSFER AGENTS AND REGISTRARS	66
MATERIAL CONTRACTS	66
INTERESTS OF EXPERTS	67
AUDIT COMMITTEE	67
STATEMENT OF EXECUTIVE COMPENSATION	69
Corporate Governance Disclosure	78
ADDITIONAL DISCLOSURE FOR COMPANIES NOT SENDING INFORMATION CIRCULARS	85
ADDITIONAL INFORMATION	86
SCHEDULE “A”	87

EXPLANATORY NOTES AND CAUTIONARY STATEMENTS

In this annual information form (this “AIF” or “Annual Information Form”), unless the context otherwise requires, the “Company”, “we” or “VERSES” refers to Verses AI Inc. This AIF applies to the business activities and operations of the Company for the financial year ended March 31, 2024. Unless otherwise indicated, the information in this AIF is given as of July 2, 2024.

This AIF contains company names, product names, trade names, trademarks and service marks of the Company and other organizations, all of which are the property of their respective owners.

This AIF contains references to Canadian dollars and United States dollars. References in this AIF to “Cdn$” are to Canadian dollars. References in this AIF to “USD$” are to US dollars. Any references to “$” not preceded by “Cdn” or “USD” are to Canadian dollars. On July 2, 2024, the closing exchange rate for US dollars to Canadian dollars, as quoted by the Bank of Canada was USD$1.00:Cdn$1.3697 (Cdn$1.00:USD$0.7301).

Cautionary Statement Regarding Forward-Looking Information

This AIF and the Company’s other public disclosure contain “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking information”) concerning the Company’s business plans, including, but not limited to, anticipated results and developments in the Company’s operations in future periods and other matters that may occur in the future. In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “target”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “determine”, “continue”, “projects”, “potential”, “proposed” or “believes”, or variations or the negative of such words and phrases, or statements that certain actions, events or results “may”, “could”, “whether to”, “would”, “should”, “likely”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. Forward-looking information contained in this AIF includes, but is not limited to, statements regarding:

●	the competitive and business strategies of the Company;

●	market prices, values and other economic indicators;

●	receipt and timing of any required governmental, regulatory and third-party approvals, licenses and permits;

●	the performance of the Company’s business and operations;

●	the intention to grow the business, operations and potential activities of the Company;

●	the Company’s competitive positioning;

●	the capabilities of Genius;

●	the development and roll-out of Genius;

•	the scalability of the Spatial Web and Genius;

●	the Company’s anticipated partnerships and agreements with third parties and the expected outcomes of such partnerships and agreements;

●	the use of available funds;

●	analyses and other information based on expectations of future performance and planned products;

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	timing, costs and potential success of future activities on the Company’s facilities and projects;

●	future outlook and goals;

●	whether the Company will have sufficient working capital and its ability to raise additional financing required in order to continue development of its business and continue operations;

●	the Company’s expected reliance on key management personnel, advisors and consultants;

●	the Company’s intended compensation policy and practices and compensation structure;

●	planned expenditures and budgets and the execution thereof.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this AIF, including, without limitation, assumptions about:

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	general economic, financial market, regulatory and political conditions in which the Company operates;

●	general demand and consumer interest in the Company’s products and services;

●	competition;

●	anticipated and unanticipated costs;

●	there being no significant delays in the development and commercialization of Genius and other products and services;

●	the ability of the Company to raise any necessary capital on acceptable terms;

●	the ability of the Company to anticipate future needs of clients and partners;

●	the ability of the Company to maintain sufficient and effect research and development capabilities;

●	the ability of the Company to execute the Company’s growth, sales and customer acquisition strategies;

●	the ability of the Company to attract and retain skilled personnel;

●	the ability of the Company to conduct operations in a safe, efficient and effective manner;

●	there being no significant barriers to the acceptance of the Company’s products and services;

●	the continued adoption and acceptance of the Spatial Web;

●	the accuracy of budgeted costs and expenditures;

●	future currency exchange rates and interest rates;

●	the timely receipt of any required governmental, regulatory and third-party approvals, license and permits on favourable terms and any required renewals of the same;

●	political and regulatory stability;

●	requirements under applicable laws; and

●	stability in financial and capital markets.

While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, by their very nature, forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, events, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, without limitation, those related to:

●	the industry-wide risks;

●	fluctuations in capital markets and share prices;

●	price volatility;

●	risks related to the ability to obtain financing needed to fund the continued development of the Company’s business;

●	the Company’s limited operating history;

●	the Company’s requirement for substantial additional capital to operate the Company’s business;

●	the Company’s ability to manage anticipated and unanticipated costs;

●	the Company’s reliance on strategic partnerships;

●	the Company’s failure to maintain, promote and enhance the Company’s brand;

●	the Company’s failure to manage future growth and scalability;

●	the Company’s dependence on customer internet access;

●	the Company’s dependence on management and key personnel;

●	the uncertainty and variation of the Company’s intended use of available funds;

●	rapid technological change affecting the Company’s industry and competitive positioning;

●	risks related to possible future government legislation, policies and controls or by changes in applicable laws and regulations;

●	risks associated with potential reputational damage;

●	risks related to the Company’s ability to successfully implement its growth strategy;

●	risks related to the Company’s inability to maintain or improve its competitive position;

●	risks related to the Company’s ability to protect its intellectual property;

●	risks related to the potential loss of the Company’s “foreign private issuer” status;

●	risks related to the Company’s failure to retain key personnel and hire additional personnel needed to develop its business;

●	risks related to the performance of the Company’s directors and officers;

●	risks related to the Company’s failure to adequately evaluate its current business and its future prospects;

●	risks outside of the control of the Company;

●	risks related to security breaches, software errors and defects;

●	risks related to internal controls and the reliability of financial reporting and financial statement preparation;

●	risks associated with government regulation of the Company;

●	the impact of securities or industry analysts not publishing research or publishing inaccurate or unfavourable research about the Company’s business;

●	market conditions, volatility and global economic conditions;

●	dilution from future equity financing;

●	restrictions imposed by regulatory authorities on the Company’s business;

●	risks related to foreign exchange rate fluctuations, as applicable; and

●	the risks described in the section of this AIF entitled “Risk Factors”.

This is not an exhaustive list of the risks and factors that may affect the Company’s forward-looking information. Although the Company has attempted to identify important factors that could affect the Company and may cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in the forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements not to be as anticipated, estimated or intended. In addition to those discussed in this AIF, please refer to the risks described in the Company’s public disclosure record.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained in this AIF. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. The Company does not undertake any obligation to publicly update or revise any forward-looking information other than as required under applicable securities laws.

DEFINITIONS AND GLOSSARY OF TERMS

The following is a glossary of certain terms used in this AIF, including the summary that follows. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders. Certain additional terms are defined within the body of this AIF and in such cases will have the meanings ascribed thereto.

2021 Special Warrant Financing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2021 Special Warrant Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2021 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2021 SW Unit Share	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2021 SW Unit Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2021 SW Unit Warrant Share	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2022 Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2023 Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrant Financing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrant Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 SW Unit Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

40% Threshold	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

AGI	Artificial General Intelligence

AI	Artificial intelligence.

AIF	This Annual Information Form.

Amalgamation	The three-cornered amalgamation of the Company, Former Holdco and Chromos Subco in accordance with the provisions of the BCBCA and the terms and conditions of the Amalgamation Agreement.

Amalgamation Agreement	The amalgamation agreement among the Company, Former Holdco and Chromos Subco made as of April 13, 2021, setting forth the terms and conditions of the Amalgamation and related transactions and corporate proceedings.

API	Application Programming Interface.

Audit Committee	The audit committee of the Board.

Audit Committee Charter	The charter of the Audit Committee.

August 2022 Private Placement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

August 2022 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”

August 2022 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”

Award	Options, RSUs, PSUs and DSUs.

AWS	Amazon Web Services.

BCBCA	The Business Corporations Act (British Columbia), including the regulations thereunder, as amended from time to time.

Board	The board of directors of the Company.

Cboe Canada	Cboe Canada stock exchange.

CAO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CCO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CEO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CFO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CIO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

Chromos Subco	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – The Amalgamation”.

Code	Has the meaning ascribed to such term under the heading “Corporate Governance Disclosure – Ethical Business Conduct”.

Common Shares	The common shares in the capital of the Company as constituted prior to July 20, 2021.

Compensation Committee	The compensation committee of the Board.

Company or VERSES	Verses AI Inc., a company existing under the BCBCA.

Consent Parties	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Events After the Incorporation of the Company – Development of the Business – VTU Contribution”.

Contribution Agreement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Events After the Incorporation of the Company – Development of the Business – VTU Contribution”.

Consent Parties	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

Contribution Agreement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

Cyberlab Purchase Agreement	Has the meaning ascribed to such term under the heading “Material Contracts”.

Cyberlab Royalty	Has the meaning ascribed to such term under the heading “Material Contracts”.

Determination Date	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

DSU	Deferred share unit granted pursuant to the Omnibus Plan.

Endeavor	Endeavor Trust Corporation.

Equity Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Exchange Act	The United States Securities Exchange Act of 1934, as amended.

FDIC	Federal Deposit Insurance Corporation

FEP	Has the meaning ascribed to such term under the heading “Description of the Business – Approach to Developing Artificial Intelligence”.

Former Holdco	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – The Amalgamation”.

Former Holdco Share	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – The Amalgamation”.

Former Holdco Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – The Amalgamation”.

FPI Restriction	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

G42	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 Financing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

G42 LOI	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 SPV	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

G42 Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Genius	The Company’s flagship product and a natural computing system based on principles found in physics and neuroscience.

Genius Agents	as the meaning ascribed to such term under the heading “Description of the Business – Overview of Genius”.

Genius Core	as the meaning ascribed to such term under the heading “Description of the Business – Overview of Genius”.

GIA	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Events After the Incorporation of the Company – Development of the Business”.

Holdco	VERSES Holdings Inc., being the successor entity from the Amalgamation of Chromos Subco and Former Holdco, and a company existing under the BCBCA.

HSML	Hyper Spatial Modeling Language.

HSTP	Hyperspatial Transaction Protocol.

HSQL	Hyperspatial Query Language.

IEEE	Institute of Electrical and Electronics Engineers.

Indirect Subsidiaries	The indirect subsidiaries of the Company being, collectively, VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. and “Indirect Subsidiary” means any one of them.

IoT	Internet of things.

July 2023 Brokered Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Warrant Share	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

KOSM	KOSM™ operating system, the previous flagship product of the Company, which has been merged into Genius as an underlying capability.

KPI	Key performance indicator.

LIFE Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

LIFE Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Listing Date	June 28, 2022

March 2023 Convertible Debentures	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Private Placement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2024 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

NI 41-101	National Instrument 41-101 – General Prospectus Requirements

NI 52-110	National Instrument 52-110 – Audit Committees.

NI 58-101	National Instrument 58-101 – Disclosure of Corporate Governance Practices

Nominating & Corporate Governance Committee	The nominating & corporate governance committee of the Board.

NRI	NRI Distribution.

NRI SaaS Agreement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History –Development of the Business”.

Offer	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Subordinate Voting Shares – Conversion of the Shares Upon An Offer”.

Omnibus Plan	Omnibus equity incentive plan of the Company.

Option	An option to purchase a Subordinate Voting Share granted pursuant to the Omnibus Plan.

OSC Rule 56-501	Ontario Securities Commission Rule 56-501 – Restricted Shares

PCT	Patent Cooperation Treaty

POC	Proof of concept.

Proportionate Share Conversion Right	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

Proportionate Voting Shares	Class B Proportionate Voting Shares of the Company.

Proportionate Voting Shareholders	Holders of the Proportionate Voting Shares and “Proportionate Voting Shareholder” means any one of them.

PSU	A performance share unit granted pursuant to the Omnibus Plan.

Restricted Share Rules	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Restricted Securities”.

RSU	A restricted share unit granted pursuant to the Omnibus Plan.

SAFE	Simple agreement for future equity, which is a security that gives the holder a future equity conversion right based on a floating conversion price determined by future events. SAFEs are convertible based on a deemed price per security calculated using the consideration paid or valuation determined on the occurrence of an equity financing or liquidity event (i.e., going public transaction, acquisition).

SDK	Software development toolkit.

SEC	United States Securities and Exchange Commission.

Securities Legislation	The securities legislation of each of the provinces and territories of Canada and the Exchange Act and U.S. Securities Act each as now enacted or as amended and the applicable rules, regulations, rulings, orders, instruments and forms made or promulgated under such statutes, as well as the rules, regulations, by-laws and policies of Cboe Canada.

SEDAR+	System for Electronic Document Analysis and Retrieval+.

Share Alteration	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

Shareholders	Subordinate Voting Shareholders and the Proportionate Voting Shareholders.

ShareIntel	ShareIntel Shareholder Services, LLC.

SIs	Systems Integrators.

SKU	Stock keeping unit.

Spatial Web	An open, hyper-connected, context-aware, governance-based network of humans, machines and AI.

Subordinate Share Conversion Right	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Subordinate Voting Shares”.

Subordinate Voting Shares	Class A Subordinate Voting Shares of the Company.

Subordinate Voting Shareholders	Holders of the Subordinate Voting Shares and “Subordinate Voting Shareholder” means any one of them.

Subsidiary Plan	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Subsidiary Option	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Subsidiary Share	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Supplemental Listing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

United States or U.S.	The United States of America, its territories and possessions, any state of the United States and the District of Columbia.

U.S. Residents	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

VERSES Business	The Company’s business of developing Genius and the facilitation of next generation world models and intelligent agents that enable optimal and personalized predictions, recommendations and automations on Genius.

Vlog	VERSES Logistics Inc., a wholly owned subsidiary of the Company, existing under the laws of the State of Wyoming.

VTU	VERSES Technologies USA, Inc. (formerly VERSES Labs Inc.), a wholly owned subsidiary of the Company, existing under the laws of the State of Wyoming.

VTU Class A Shares	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

VTU Class B Shares	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

VTU Contribution	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

VTU Contributors	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

VTU Shares	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

VTU Shareholders	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business – VTU Contribution”.

Warrant Amendments	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

WayFinder	A VERSES logistics service designed to address real world spatial challenges.

CORPORATE STRUCTURE

Name, Address and Incorporation

The Company was incorporated on November 19, 2020, pursuant to the BCBCA under the name “Chromos Capital Corp.” On June 17, 2021, the Company changed its name to “Verses Technologies Inc.” in connection with the Amalgamation. On March 31, 2023, the Company changed its name to “Verses AI Inc.”

The head office of the Company is located at 205 – 810 Quayside Drive, New Westminster, British Columbia, V3M 6B9, and the Company’s registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, BC V6E 2J3. The Company also has offices located at 5877 Obama Blvd, Los Angeles, California, 90016, 8643 Hayden PI, Culver City, CA 90232 and High Tech Campus 6a 5656 AE Eindhoven, Netherlands.

Effective July 20, 2021, the Company amended its articles to create the Proportionate Voting Shares and to attach special rights and restrictions to the Subordinate Voting Shares and Proportionate Voting Shares. For more information of the special rights and restrictions of the Subordinate Voting Shares and Proportionate Voting Shares, see “Description of Capital Structure”.

The Company is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario and the Company’s Subordinate Voting Shares and Listed Warrants are listed for trading on Cboe Canada.

Intercorporate Relationships

As of the date hereof, the Company has one directly wholly owned subsidiary, being VTU and six indirectly wholly-owned subsidiaries, being VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. (each, an “Indirect Subsidiary”). Each of VTU and certain of the Indirect Subsidiaries operate different segments of the VERSES Business and are focused on developing different parts and aspects of the Company’s flagship product, GeniusTM.

The following table illustrates the Company’s legal structure and relationship to and ownership interest in VTU and the Indirect Subsidiaries as at the date hereof.

Name	Jurisdiction of Formation	Ownership Interests
VERSES Operations Canada Inc.	British Columbia	100% (2)
VERSES Technologies USA, Inc.	Wyoming	100%(1)
VERSES Logistics Inc.	Wyoming	100%(2)
VERSES Health, Inc.	Wyoming	100%(2)
VERSES Realities, Inc.	Wyoming	100%(2)
VERSES, Inc.	Wyoming	100%(2)
VERSES Global B.V.	Netherlands	100%(2)

Notes:

(1)	Directly held by the Company.
(2)	Directly held by VTU.

The chart below illustrates VERSES’ corporate structure:

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

The following is a summary of certain material developments of the Company’s business over the last three completed financial years up to the date of this AIF and includes a discussion of certain material developments involving the Company’s predecessor entities. In this section, references to “the Company” or “VERSES” when used to describe the development of the VERSES Business, refer to the Company, VTU, and the Indirect Subsidiaries, as applicable.

Development of the Business

Prior to May 31, 2021, VERSES completed the deployment of WayFinder (which previously powered by KOSM) into production at three (3) distribution centers located in Southern California collectively representing 220,000 square feet of operations focused on a mix of e-commerce and wholesale fulfilment.

In August 2021, version 1.0 of the WayFinder Portal was released.

In 2021, VERSES has deployed the WayFinder SaaS solution to six (6) additional distribution centers, of which two (2) are in Southern California, three (3) are in proximity of Vancouver, British Columbia and one (1) is in proximity of Montreal.

In July 2021, VERSES launched the IEEE Working Group to standardize Spatial Web protocols.

On July 19, 2021, Gabriel René and Dan Mapes were appointed as directors of the Company.

On August 25, 2021, VERSES entered into a Software-as-a-Service agreement (the “NRI SaaS Agreement”) with NRI whereby VERSES and NRI formalized their business relationship with respect to the implementation of WayFinder and KOSM into NRI’s warehousing operations. Pursuant to the NRI SaaS Agreement, VERSES granted to NRI the right and license to access WayFinder and KOSM (which has merged into Genius) in conjunction with the creation and management of “3-D digital twins” (digital mapping) at NRI’s fulfilment centres. In consideration of the grant of license and the training and support offered by VERSES, NRI agreed to pay to VERSES an aggregate of USD$9,000,000 pursuant to the following fee schedule:

●	USD$1,500,000 on September 1, 2021;

●	USD$350,000 every three months starting on September 1, 2022 and ending on June 1, 2026; and

●	USD$475,000 every three months starting on September 1, 2026 and ending on June 1, 2027.

The initial term of the NRI SaaS Agreement began on September 1, 2021 and will continue through December 31, 2027. The NRI SaaS Agreement will be renewed with the written confirmation of NRI for a second sixty (60) month term, beginning on January 1, 2028 and continuing through December 31, 2032 pursuant to which NRI will be subject to a fee schedule of an aggregate total of USD$17,500,000. The aggregate fees of both terms is USD$26,500,000.

During 2021 and in addition to the NRI SaaS Agreement, VERSES entered into three agreements to provide and test tailored logistics solutions for manufacturing, warehousing and fulfillment operations based on KOSM. During the same period, Deloitte’s compliance department approved of the Company entering into a teaming relationship with Deloitte whereby Deloitte and the Company agreed to collaborate on encouraging implementations of WayFinder and KOSM (which has merged into Genius) to Deloitte clients. There is no written agreement reflecting or governing the Company’s relationship with Deloitte.

On September 27, 2021, Gabriel René was appointed as Chief Executive Officer of the Company, Dan Mapes was appointed as President of the Company and Kevin Wilson was appointed as Chief Financial Officer and Secretary of the Company.

In December 2021, VERSES expanded features in WayFinder by adding slot optimization functionality and updating the WayFinder Portal.

In December 2021, VERSES demonstrated the ability to express and enforce EU Policies and Regulations in a machine-readable format to assist governance of autonomous drones.

On April 14, 2022, Jonathan De Vos was appointed as director of the Company.

On June 15, 2022, Jay Samit and G. Scott Paterson were elected as directors of the Company.

On June 22, 2022 the final long-form non-offering prospectus of the Company was filed with and receipted by the securities regulatory authorities in British Columbia and Ontario pursuant to the provisions of applicable Securities Legislation and a deemed receipt was issued in Alberta pursuant to Multilateral Instrument 11-102 – Passport System.

On June 28, 2022, the Subordinate Voting Shares were listed and started trading on Cboe Canada under the symbol “VERS”.

On July 27, 2022, VLog entered into an operating partner agreement with Tompkins Ventures, an executive supply chain match-making firm, to introduce VERSES and its technology to companies within the supply chain industry.

On August 16, 2022, the Company became a member of the Digital Twin Consortium, an international organization based in North America dedicated to creating collaborative partnerships between digital twin users and experts working in industry, government, academia and the tech sector. As a member of the consortium, the Company may collaborate with members like Google, HSBC, Microsoft, Kaiser Permanente and Esri across a range of industries including academia and research; aerospace and defense; agriculture; engineering; construction; healthcare and life sciences; manufacturing; mobility and transportation; natural resources, and such other industries currently supported by the Digital Twin Consortium that are investing in and promoting the benefits of digital twins and related technologies.

On September 13, 2022, the Subordinate Voting Shares became eligible to facilitate electronic clearing and settlement in the United States via the Depository Trust Company.

On September 21, 2022, the Culver City sensor fusion lab and research facility opened. The lab showcases VERSES’ technology portfolio, including Genius, and equips VERSES’ data science and product development teams with an immersive space to develop and launch solutions based on sensor fusion research techniques.

On October 4, 2022, the Subordinate Voting Shares commenced trading on the OTCQX® Best Market under the ticker symbol VRSSF.

On November 28, 2022, VERSES entered into a partnership with Blue Yonder, a company specializing in digital supply chain and omni-channel commerce fulfillment providing solutions to over 3500 of the world’s largest retailers and warehouse distribution providers across 78 countries.

On December 1, 2022, Dr. Karl Friston, Professor of Neuroscience at University College London, Scientific Director of the Welcome Trust Centre for Neuroimaging, and one of the world’s most cited scientists in the study of the brain and mind (i.e., Computational Neuroscience and Artificial Intelligence), joined the Company as Chief Scientist.

On December 5, 2022, VERSES published a “white” paper in collaboration with Universities across Canada, UK, Germany, Australia, The Netherlands, and the USA. The paper, entitled “Designing Ecosystems of Intelligence from First Principles,” describes their novel approach to the design and development of the next generation of AI known as Artificial General Intelligence (AGI) intelligent agents with human-level intelligence that can reason, plan, learn and act in the world and presents a vision and roadmap for AI based on a field of research called Active Inference.1

On February 15, 2023, VERSES entered into a partnership with SVT Robotics™, whose SOFTBOT® Platform and partner ecosystem streamline the integration and deployment of robotics, IoT, and other industrial applications.

On March 29, 2023, VERSES entered into a partnership with SimWell, a leader in digital simulations aiming to make the world more efficient through the use of advanced analytics technologies. SimWell was the first to join the VERSES developer network to build intelligent agents in the KOSMOS™ ecosystem.

On March 31, 2023, the Company changed its name from “Verses Technologies Inc.” to “Verses AI Inc.” to better reflect the focus of the Company’s business.

On May 1, 2023, the Company filed a patent application for a new invention, being a method and system that for automatically developing rules for agents driving device behaviour.

1 https://arxiv.org/pdf/2212.01354.pdf

On June 8, 2023, the Company published a research paper titled “Designing Explainable Artificial Intelligence with Active Inference: A framework for interpretability based on the study of introspection and decision-making”, which articulates methods for developing human-understandable artificial intelligence (XAI) systems.2

On June 23, 2023, the Subordinate Voting Shares were made available for trading on Cboe’s Netherlands and United Kingdom exchanges enabling secondary trading and local currency access to European and United Kingdom investors.

On June 26, 2023, the Company announced the release of the first WayFinder service-based AI Routing Agent. The WayFinder Routing Agent provides AI routing capability for any networked system such as autonomous robots, forklifts and other machines, and human operators in industrial environments. The WayFinder Routing Agent is based on the routing service provided in the Company’s WayFinder application.

On July 12, 2023, the Company announced that it had won a research and innovation grant in the amount of €418,000 from the EU Commission and their Horizon Europe project entitled dAIEDGE. The Company has not received the research and innovation grant as certain terms of the agreement in respect of the dAIEDGE Project are being negotiated and have yet to be finalized with consortium partners.

On July 19, 2023, the Company welcomed Dr. Hari Thiruvengada as VP of Product.

On July 24, 2023, the Company, in collaboration with Dentons US and the Spatial Web Foundation, announced the release of the AI industry report entitled “The Future of Global AI Governance”. The report offers a unique perspective on global AI governance that combines the legal expertise of Dentons, the AI acumen of the Company and guidance from the Spatial Web Foundation.

On August 2, 2023, the Company announced the filing of a provisional patent application representing a new method for Predictive Querying on vector graph document databases.

On September 7, 2023 the Company announced that it had been contracted to amplify the digital transformation efforts of a leading US pharmacy retailer. The multi-year collaboration aims to enhance the pharmacy retailer’s operational intelligence and the efficiency of its existing and newly designed distributed centers.

In September 2023, the Company announced that it had merged KOSM, the Company’s operating system and GIA, the Company’s intelligent agent, into a unified platform called Genius. Genius is the Company’s flagship product and is an intelligent software system aimed at combining the power of natural algorithms, knowledge modeling and data transformation to create a more flexible and intelligent system. On November 3, 2023, the Company held a webinar for private beta partners to demo select Genius capabilities.

Each of Nalantis, Blue Younger, Cortical Labs, SimWell, NASA Jet Propulsion Laboratory, and Volvo Car Group partnered with the Company pursuant to the private Genius Beta program. Each private Genius Beta partner voluntarily agreed to participate in the Genius Beta program and the only compensation that was exchanged between the Company and each partner was the opportunity for such partner to learn about and use Genius and its associated products and services. Participation in the private Genius Beta program was subject to customary confidentiality and non-disclosure terms. Each private beta partner participated in the Genius Beta program for an initial period of 90 days, which term may have been extended by mutual agreement between the parties.

2 https://arxiv.org/pdf/2306.04025.pdf

On November 28, 2023, the Company announced that it had filed a provisional patent application representing an innovative method for “Knowledge Expansion” in next-generation artificial intelligence systems.

On December 8, 2023 the Company welcomed Dr. Peter Provost as VP of Product, Developer Platforms.

On January 18, 2024, the Company announced a partnership with Analog, a company led by Alex Kipman and backed by G42 Capital SPV RSC Ltd., to transform Abu Dhabi’s urban landscape through smart city projects.

On February 15, 2024, the Company entered into a non-binding letter of intent (the “G42 LOI”) with G42 Capital SPV RSC Ltd (“G42”), which set out terms of: (i) a US$10,000,000 private placement of convertible debentures and warrants in the capital of the Company; (ii) the introduction by G42 to the Company of certain pilot transactions in Abu Dhabi; and (iii) G42’s option to invest up to an additional US$90,000,000 in a subsequent private placement of securities of the Company. Certain transactions contemplated by the G42 LOI were formalized on closing of the G42 Financing. See “Financings and Share Issuances” below.

On February 22, 2024, the Company provided a research roadmap that outlined key milestones and benchmarks against which to measure the progress and significance of the Company’s research and development efforts, against conventional deep learning, for the benefit of industry, academia, and the public.

On May 1, 2024, the Company announced that Dr. Thiruvengada had been promoted to Chief Product Officer as the Company shifted its focus to shipping Genius.

On June 20, 2024, the Company hosted a webinar aimed at providing a public beta preview of Genius. Following the webinar, the Company opened up the signup for the public beta of Genius.

The Amalgamation

On April 29, 2021, the Company (formerly Chromos Capital Corp.), Verses Technologies Incorporated, an entity formed for the purposes of providing capital to the Company (“Former Holdco”), and 1288098 B.C. Ltd., a then wholly owned subsidiary of the Company formed for the sole purpose of effecting a three-cornered amalgamation of the Company (“Chromos Subco”) and Former Holdco (the “Amalgamation”), entered into an amalgamation agreement (the “Amalgamation Agreement”).

Immediately prior to the Amalgamation:

●	the Company had 7,684,600 Common Shares issued and outstanding;

●	Former Holdco had 6,750,003 common shares issued and outstanding (each, a “Former Holdco Share”) and 1,250,000 common share purchase warrants (each, a “Former Holdco Warrant”), each Former Holdco Warrant entitling the holder thereof to acquire one Former Holdco Share at a price of $0.40 per share; and

●	Chromos Subco had one common share issued and outstanding.

Pursuant to the Amalgamation Agreement, the parties completed the Amalgamation on May 28, 2021 whereby Chromos Subco amalgamated with Former Holdco under Section 269 of the BCBCA to form Verses Holdings Inc., which became a wholly owned subsidiary of the Company (“Holdco”). Additionally, in accordance with the terms of the Amalgamation Agreement:

●	6,750,003 Former Holdco Shares were cancelled, and in consideration therefor, each Former Holdco shareholder received one Common Share at a deemed price of $0.10 per Common Share in exchange for every one Former Holdco Share held by such holder; and

●	1,250,000 Former Holdco Warrants were cancelled, and in consideration therefor, each Former Holdco Warrant holder received one Common Share purchase warrant for every one Former Holdco Warrant held by such holder on substantially the same terms and conditions as the Former Holdco Warrants, each warrant exercisable at a price equal to the exercise price of each Former Holdco Warrant, being $0.40 per Common Share.

Holdco did not hold any assets or operate the VERSES Business following the Amalgamation and was dissolved on March 31, 2023.

VTU Contribution

On June 21, 2021, the Company, VTU, each of the holders (the “VTU Shareholders”) of Class A shares (“VTU Class A Shares”) and Class B shares (the “VTU Class B Shares, together with the VTU Class A Shares, the “VTU Shares”) of common stock of VTU and certain individuals delivering a shareholder consent agreement (the “Consent Parties”, together with the VTU Shareholders, the “VTU Contributors”) entered into a contribution agreement (the “Contribution Agreement”) whereby the Company acquired all of the outstanding VTU Shares (the “VTU Contribution”).

Pursuant to the terms of the Contribution Agreement:

●	each Consent Party entered into a subscription agreement with VTU whereby the Consent Parties received VTU Class A Shares prior to the transfer of VTU Shares under the Contribution Agreement;

●	the VTU Contributors transferred all the issued and outstanding VTU Shares to the Company;

●	in exchange for the VTU Class A Shares, the Company issued to the VTU Contributors one Subordinate Voting Share for each VTU Class A Share held prior to the transfer of VTU Class A Shares to the Company; and

●	in exchange for the VTU Class B Shares, the Company issued to the VTU Contributors one Proportionate Voting Share for each VTU Class B Share held prior to the transfer of VTU Class B Shares to the Company.

The VTU Contribution was completed on July 20, 2021, whereby the Company issued a total of 4,944,832 Subordinate Voting Shares and 10,000,000 Proportionate Voting Shares to the VTU Contributors. 5,000,000 Proportionate Voting Shares were issued to each of Gabriel René, Chief Executive Officer and a director of the Company and Dan Mapes, President and a director of the Company.

To facilitate the VTU Contribution, the Company changed the identifying name of the Common Shares to “Class A Subordinate Voting Shares”, being the Subordinate Voting Shares, and altered its authorized share structure by creating an unlimited number of Class B Proportionate Voting Shares, being the Proportionate Voting Shares (the “Share Alteration”). The Share Alteration was approved by the holders of the Common Shares on July 19, 2021 and was made effective July 20, 2021. In connection with the Share Alteration, the Company also amended its articles to add special rights and restrictions to the Subordinate Voting Shares and Proportionate Voting Shares. See “Description of Capital Structure” for a description of the Subordinate Voting Shares and Proportionate Voting Shares.

Financings and Share Issuances

In July 2021 and prior to the VTU Contribution, VTU issued an aggregate of 608,695 VTU Class A Shares at a price of USD$0.46 per VTU Class A Share for gross proceeds of USD$280,000.

All holders of SAFEs of VTU converted their respective SAFEs into VTU Class A Shares prior to the VTU Contribution, except for one SAFE holder, who agreed to forfeit USD$118,378 of their SAFE balance in consideration for stock options and equity-based compensation in connection with the holder’s compensation as a contractor of VERSES. The SAFE of VLog valued at USD$1,000,000 remains outstanding with no expected timing for conversion.

On October 21 and November 2, 2021, the Company completed two tranches of a private placement offering (the “2021 Special Warrant Financing”) of 20,000,000 special warrants (the “2021 Special Warrants”) at an issue price of $0.80 per 2021 Special Warrant for aggregate gross proceeds of $16,000,000. Each 2021 Special Warrant was deemed to be exercised into one unit (a “2021 Special Warrant Unit”) on the date that is the earlier of: (i) the date on which the Company obtained a receipt from the applicable securities commissions in Canada for its final prospectus qualifying the distribution of the 2021 Special Warrant Units; and (ii) the date that was four months and a day after date of issuance of the 2021 Special Warrants. Each 2021 Special Warrant Unit was comprised of one Subordinate Voting Share (a “2021 SW Unit Share”) and one-half of one Subordinate Voting Share purchase warrant (a “2021 SW Unit Warrant”), each 2021 SW Unit Warrant entitling the holder thereof to acquire one Subordinate Voting Share (a “2021 SW Unit Warrant Share”) at an exercise price of $1.20 per 2021 SW Unit Warrant Share for a period of 24 months following the date of issuance.

In connection with the 2021 Special Warrant Financing and as consideration for the introduction of certain subscribers to the Company, the Company paid cash finders’ fees of $478,538.28, issued 1,003,077 2021 Special Warrants and issued 1,601,000 finder warrants to certain arm’s length finders. Each finder warrant was exercisable at an issue price of $0.80 per finder warrant by the holder thereof into one unit of the Company for a period of 24 months from the date of issuance. Each such unit was comprised of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant, each Warrant entitling the holder thereof to acquire one Subordinate Voting Share at an exercise price of $1.20 per share for a period of 24 months following the date of issuance.

On February 22, 2022, 13,183,263 2021 Special Warrants were deemed to be exercised into 13,183,263 2021 Special Warrant Units consisting of 13,183,263 2021 SW Unit Shares and 6,591,631 2021 SW Unit Warrants. On March 3, 2022, 7,819,814 2021 Special Warrants were deemed to be exercised into 7,819,814 2021 Special Warrant Units consisting of 7,819,814 2021 SW Unit Shares and 3,909,906 2021 SW Unit Warrants.

On August 11, August 17, and August 26, 2022, the Company completed three tranches of its non-brokered private placement (the “August 2022 Private Placement”) of units (the “August 2022 Units”) pursuant to which the Company issued an aggregate of 14,957,030 August 2022 Units at a price of C$1.00 per August 2022 Unit for aggregate gross proceeds raised under the private placement of C$14,957,030. Each August 2022 Unit was comprised of one Subordinate Voting Share and one-half of a Subordinate Voting Share purchase warrant (each whole warrant, a “August 2022 Warrant”). Each August 2022 Warrant is exercisable into one Subordinate Voting Share at a price of C$1.20 per share until August 15, 2025. In connection with the August 2022 Private Placement, the Company paid cash finder’s fees of $859,655, issued 291,325 August 2022 Units to a certain arm’s length finders at a deemed price of C$1.00 per August 2022 Unit, and issued 1,150,980 finder warrants. Each finder warrant is exercisable into one Unit at a price of C$1.00 until August 15, 2025.

On December 16, 2022, the Company received acceptance from Cboe Canada for certain warrant amendments (the “Warrant Amendments”) in connection with up to 18,100,714 Subordinate Voting Share purchase warrants of the Company (the “2022 Listed Warrants”). The Company received the required written consents from over 50% of the applicable warrant holders and disinterested shareholders to: extend the expiry date of 2022 Listed Warrants to August 15, 2025; reduce the exercise price of 2022 Listed Warrants from C$1.20 to C$1.00; subject the 2022 Listed Warrants to an accelerated expiry provision if at any time prior to the expiry date, the volume-weighted average trading price of the Company’s Subordinate Voting Shares exceeds C$2.00 for a period of 10 consecutive trading days; and govern 2022 Listed Warrants by a warrant indenture executed by the Company and Endeavor. All consenting warrant holders automatically received a replacement warrant containing the Warrant Amendments and governed by the terms of the warrant indenture between the Company and Endeavor. The 2022 Listed Warrants, of warrant holders who did not consent to the Warrant Amendments, are: (i) not subject to the Warrant Amendments; (ii) not included in the Supplemental Listing (as defined below); and (iii) continue to be governed by their current terms and conditions until the applicable expiry date.

On January 23, 2023, the Company received acceptance from Cboe Canada to list (the “2022 Supplemental Listing”) up to 18,100,714 2022 Listed Warrants.

On March 1, March 22 and March 31, 2023, the Company completed three tranches of its non-brokered private placement (the “March 2023 Private Placement”) of unsecured convertible debentures units of the Company (“March 2023 Units”) comprised of convertible debentures (“March 2023 Convertible Debentures”) and detachable warrants (“March 2023 Warrants”) through the sale of March 2023 Convertible Debentures in the aggregate principal amount of C$7,504,845 and 2,617,839 March 2023 Warrants to purchase Subordinate Voting Shares. In connection with the March 2023 Private Placement, the Company paid cash finders’ fees of C$446,320 and issued 495,618 finder warrants. Each finder warrant entitles the holder thereof to acquire one Subordinate Voting Share at an exercise price of C$1.00 until August 15, 2025 or on such other terms as required by Cboe Canada.

On May 19, 2023, the Company announced its plan to amend certain terms of an aggregate of 1,316,787 finder warrants. The Company amended the finder warrants by changing the expiration date of the finder warrants from October 21, 2023 and November 2, 2023, as applicable, to August 15, 2025. The amendments were completed on May 24, 2023.

On July 6, 2023, the Company completed an underwritten overnight marketed offering of units (the “LIFE Units”) of the Company, whereby, a total of 4,878,048 LIFE Units were sold at a price per LIFE Unit of $2.05 for gross proceeds of $9,897,498.40 (the “LIFE Offering”) concurrently with an agency basis private placement of special warrants (the “July 2023 Special Warrants”) of the Company, each exercisable for one unit of the Company (each, an “Equity Unit”, and together with the LIFE Units, the “July 2023 Units”) at no additional cost, for gross proceeds of $8,037,617.45 (the “Brokered Private Placement”, and together with the LIFE Offering, the “July 2023 Brokered Offering”). Each July 2023 Unit consisted of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (a “July 2023 Warrant”). Each July 2023 Warrant entitles the holder thereof to acquire one Subordinate Voting Share (each, a “July 2023 Warrant Share”) at an exercise price of $2.55 per July 2023 Warrant Share, subject to adjustment and acceleration in certain circumstances, until July 6, 2026. Concurrently with the July 2023 Brokered Offering, the Company closed a non-brokered private placement (the “July 2023 Non-Brokered Private Placement”, and together with the July 2023 Brokered Offering, the “July 2023 Offering”). Pursuant to the July 2023 Offering, a total of 4,878,048 LIFE Units were sold at a price per LIFE Unit of $2.05 (the “July 2023 Offering Price”) and 6,612,849 July 2023 Special Warrants were sold at the July 2023 Offering Price for aggregate gross proceeds of $23,556,338.85.

The completion of the July 2023 Offering triggered the automatic conversion of the March 2023 Convertible Debentures having an aggregate principal balance of $7,504,845 into an aggregate of 4,372,648 July 2023 Units. As a result of the foregoing, between July 13, 2023 and August 2, 2023, a total of 4,372,648 Subordinate Voting Shares and a total of 2,186,293 July 2023 Warrants were issued upon the conversion of the March 2023 Convertible Debentures (of which 2,925,645 of such Subordinate Voting Shares and 1,462,801 of such July 2023 Warrants were issued on July 13, 2023, 1,095,784 of such Subordinate Voting Shares and 547,885 of such July 2023 Warrants were issued on July 25, 2023 and, 351,219 of such Subordinate Voting Shares and 175,607 of such July 2023 Warrants were issued on August 2, 2023).

On August 30, 2023, the Company listed 7,956,740 July 2023 Warrants (the “2023 Listed Warrants”) together with the 2022 Listed Warrants, the “Listed Warrants”) on Cboe Canada.

On October 6, 2023 the Company announced it had filed a final short form prospectus and obtained a receipt in British Columbia, Alberta, Saskatchewan and Ontario to qualify the distribution of: (i) an aggregate of 6,612,849 Equity Units of the Company issuable upon the deemed exercise of 6,612,849 July 2023 Special Warrants previously issued under the July 2023 Offering and (ii) 405,383 broker warrants issuable upon the deemed exercise of 405,383 broker special warrants of the Company previously issued under the July 2023 Offering.

On March 18, 2024, the Company announced that VTU had accepted interest free loans in the amount of US$2,000,000 for US$1,000,000 each. Each loan matured on the earlier of: (i) March 10, 2025; and (ii) the date the Company completes an equity financing. On the maturity date, the investors may elect to repay the loan by way of cash, or through the issuance of Subordinate Voting Shares at a per share price equal to the price of the securities issued in the equity financing, subject to the approval of Cboe Canada. In April 2024, the Company extinguished and settled the loans by way of cash repayment.

On April 17, April 29 and May 16, 2021, the Company completed three tranches of a private placement offering (the “2024 Special Warrant Financing”) of 10,000,000 special warrants (the “2024 Special Warrants”) at an issue price of $1.00 per 2024 Special Warrant for aggregate gross proceeds of $10,000,000. Each 2024 Special Warrant shall convert into one unit (a “2024 Special Warrant Unit”) upon the earlier of: (i) the Company obtaining a receipt from the applicable securities commission(s) in Canada for the final prospectus qualifying the distribution of the Units to be issued upon exercise or deemed exercise of the Special Warrants; and (ii) the date that is four months and a day after date of issuance of the Special Warrants. Each 2024 Special Warrant Unit is comprised of one Subordinate Voting Share, and one-half of one Subordinate Voting Share purchase warrants (a “2024 SW Unit Warrant”) Each 2024 SW Unit Warrant shall be exercisable into one Subordinate Voting Share at a price of $1.50 per share for a period of 24 months from the date of issue of the 2024 SW Unit Warrants. In connection with the 2024 Special Warrant Financing, the Company paid to eligible finders: (i) $317,286 in cash finder fees; and (ii) 316,536 finder warrants, each finder warrant exercisable into a unit of the Company for a period of two years from the date of issuance thereof.

On June 20, 2024, G42, through Expansion Project Technologies Holding 9 SPV RSC Ltd (EPTH) (“G42 SPV”), invested US$10,000,000 in the Company via a private placement (the “G42 Financing”) of unsecured convertible units of the Company (a “G42 Unit”). Each G42 Unit consists of: (i) $1,000 in principal amount of unsecured convertible debentures (“G42 Convertible Debentures”); and (ii) 500 detachable Subordinate Voting Share purchase warrants (“G42 Warrants”). The G42 Convertible Debentures bear interest at a rate of 10% per annum and mature on June 20, 2026. The principal amount of the G42 Convertible Debentures, together with all accrued interest, shall be convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least $15,000,000 at a price per Subordinate Voting Share of not less than $1.00; (B) the date on which G42 elects to convert the G42 Convertible Debentures, and (C) the maturity date. In the event of a conversion of the Convertible Debentures: (x) on the maturity date or at the election of G42, the convertible amount under the G42 Convertible Debentures shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by $1.20 per share; and (ii) in connection with an equity financing, the convertible amount shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by the issue price per share sold pursuant to the equity financing, multiplied by 80%, provided that, in no event shall such conversion price be greater than $1.20. Each G42 Warrant will be exercisable into one Subordinate Voting Share at a price of $1.50 per share until June 20, 2027, subject to acceleration

In connection with the G42 Financing, G42 SPV was granted 1,000,000 RSUs, each vested RSU to be settled through the issuance of one Subordinate Voting Share. The RSUs will vest in installments of 10,000 RSUs for every $100,000 of revenue derived by the Company from such commercial agreements. The Company also granted G42 SPV the right to be the lead investor and invest up to an additional US$90,000,000 in a subsequent private placement of securities of the Company to raise aggregate gross proceeds of up to US$350,000,000 at an anticipated post-money valuation of US$3,500,000,000, subject to a 25% discount to be received by G42 SPV.

Expected Changes

The Company intends to move forward in carrying out its strategies, meeting its business objectives and developing its business as described elsewhere in this AIF – see information under the heading “Description of the Business” for a description of the Company’s business. However, the Company’s strategies and business objectives may be impacted by changes in the global economy, changes in legislation, and unanticipated costs.

DESCRIPTION OF THE BUSINESS

General Overview

VERSES is a cognitive computing company specializing in next generation intelligence software systems. The Company is primarily focused on developing an intelligence-as-a-service smart software platform, Genius (which has absorbed the Company’s previous KOSM™ and KOSM Exchange products), through its subsidiary VTU.

The Company’s business is based on the vision of the “Spatial Web” – an open, hyper-connected, context-aware, governance-based network of humans, machines and intelligent agents. The Company’s ambition is to build tools that enable the Spatial Web and to become a leader in the transition from the information age to the intelligence age.

The Company launched a private beta program of Genius (including Genius Agents and Genius Core) in early 2024 with a few select partners with whom the Company has existing business relationships and has launched a public beta program for a broader number of developers for the second half of 2024. This public beta program is expected to include enhanced functionalities and is intended to help the Company increase its potential customer base, while refining its product offerings in anticipation of the 1.0 launch of Genius.

Prior to the completion of the VTU Contribution on July 20, 2021, the Company did not carry on any active business or operations. The principal business of the Company had been to identify and evaluate businesses and assets with a view to completing a going public transaction. Following the completion of the VTU Contribution, the Company has carried on the VERSES Business through VTU. See information under the heading “General Development of the Business – Three Year History – VTU Contribution” for a description of the VTU Contribution.

Background

We believe civilization is transitioning from the information age to the intelligence age. We are working on achieving super-human level intelligence in computing, which we believe will exhibit and exceed the flexible and general intelligence found in humans. However, despite the large potential addressable market, the AI industry faces several challenges, such as:

●	Technological Limitations: Current AI approaches are limited primarily to sophisticated pattern recognition but not the ability to understand the world, or to reason, plan, and learn. AI models based on the mainstream approach to Deep Learning (DL) and Reinforcement Learning (RL) are constrained by the quantity and quality of data. Moreover, once trained, a model is not updatable.

●	Narrowly Applicable and Lack of Interoperability: The textual and graphical outputs of Generative AI models such as ChatGPT (OpenAI), BARD (Google), Midjourney, Stable Diffusion and others are single purpose tools, and we believe they are incapable of adapting to and overcoming changing conditions and uncertainty, learning new concepts and performing a broad array of tasks and activities. To achieve human-level intelligence and beyond, we believe that software agents must not only understand and be curious about what they are doing and why they are doing it, but they must also be able to adapt, share what they learn, and explain how they learned it.

●	Scale: Generative AI is expensive to develop, requiring massive amounts of data, labor, computation, and energy.

●	Network Design: While Artificial “General” or “Super” Intelligence is generally portrayed as a single entity, an all-knowing monolithic artificial brain, we believe that the apex of the intelligence age will more likely be a distributed network or ecosystem of intelligences, both synthetic and natural.

●	Lack of Vision: Digital Transformation, a concept typically associated with terms such as Web 3.0, Industry 4.0, the Metaverse, the IoT, Smart Cities and Digital Twins, each with a slightly different emphasis, in our view, lacks a specific prescription for how to attain the overarching vision.

As the industry continues to rapidly grow, such growth and harmonization of various data processing and producing technologies will yield better insights, predictions, recommendations and decision-making, enabling AI developers to overcome the above-listed limitations. This will in turn shift processes and decision making from humans to machines and give rise to more autonomous systems. The increased transparency and accountability of a unified knowledge network will offer improvements in the cost of privacy and security when built around a network of everything that encompasses data governance, credentialing mechanisms and trust We believe this will result in a hyper-integrated, hyper-personalized, hyper-automated and ethically-aligned network of humans, machines and intelligent agents.

The growth in investment and adoption of AI reflects the increasing demand for better, cheaper and automatic solutions – greater output with less input. AI capabilities like Computer Vision, Language Models and Autonomous Vehicles that use Neural Nets are expected to process massive amounts of data to detect patterns and anomalies. This will allow humans to make better decisions and machines (vehicles, robots, drones) to navigate and perform tasks autonomously. However, there are significant problems with conventional AI as the models are inferred, generated through brute force computation, relying heavily on manual data labeling, opaque internal functions, and biased data inputs. They are narrow in purpose and are incompatible with other models. VERSES’ objective is to provide a user-friendly suite of tools to map both stored data and live data streams into a common interoperable data model. This pre-labeled, contextualized data structure can generate models that require less computer and human supervision, and that are transparent and interoperable with other models. This should translate into greater accuracy and flexibility, faster development, and lower costs in the deployment of autonomous applications.

Approach to Developing Artificial Intelligence

The Free Energy Principle (“FEP”), which informs the approach to machine learning in the AI systems that the Company is developing, is a general principle of information physics that allows the Company to model the probabilistic beliefs that guide or control the actions of physical systems, like the human brain. The main advantage provided by FEP over other methods of implementing AI is that it involves using principles in physics to improve machine learning systems. We believe FEP improves machine learning systems in the following two ways:

●	Product advantages: Machine learning systems are composed of a model architecture, an algorithm, and data. The algorithm is applied to the model architecture to perform computation over the data. FEP, which provides the mathematical basis for the algorithm used in VERSES’ machine learning systems, allows computation over data that is fully explainable (i.e. human interpretable), contrary to standard approaches such as deep neural networks that are black box models; and

●	Technical advantages: We believe FEP provides a physics-informed method of improving the machine learning algorithms that enable AI, as FEP can be designed to solve problems related to real physical systems (e.g., designing new materials for an aircraft, or modeling the dynamics of a fluid) as opposed to problems that may be only digital problems (e.g., generating a realistic image based on a user prompt). As a consequence, algorithms based on FEP are particularly well suited to model physical systems like the human brain and its cognitive functions, such as perception, attention, learning, emotion, recognition, and action.

HSML: Hyperspace Modeling Language, which is being implemented by VERSES, is a human and machine-readable modeling language and semantic ontology schema for describing reality by expressing objects and concepts as entities with interrelationships and interdependencies. HSML is an implementation specification with testable requirements that enable independent implementations to interoperate.

Overview of Genius

Generative AI models like GPT and DALL-E-2 excel at producing written and visual content by predicting the next statistically most likely word or pixel based on “correlations” and patterns found in enormous training data sets.3 4 While some outputs might suggest some spark of intelligence, mathematically, such generative AI models simply mimic the input data on which they were trained, including the biases therein, without genuine understanding or reasoning.5 Further, there are ethical concerns around, among other things, the predisposition of such technology for potentially generating misinformation, bias inherent in the training data and the likelihood of intellectual property infringement used in training data without consent or remuneration.6 The Company believes it will take more than increasing the volume of training data sets to create intelligent software that can reason, plan and learn.

We are developing Genius as our flagship product, with the intention that it will generate intelligent agents (“Genius Agents”), that are each expected to function as a “digital brain” by transforming data into interoperable knowledge model (“Genius Core”) on which to infer the “causality” and hidden states that generate the data they observe. This causal modeling or “inference” mechanism is being built on the Active Inference, a framework based on FEP.

3 https://dl.acm.org/doi/10.1145/3442188.3445922

4 https://www.sciencedirect.com/science/article/pii/S1389041723001080

5 https://arxiv.org/pdf/2309.12288.pdf

6 Lucchi, Nicola, ChatGPT: A Case Study on Copyright Challenges for Generative AI Systems (June 12, 2023). European Journal of Risk Regulation (2023), 1–23, Available at SSRN: https://ssrn.com/abstract=4483390.

In conventional computing, storage and compute are independent components and the sequential data transfer between the two is massively inefficient in both time and energy. In the human brain, neurons function as both memory and processor and, being interconnected, process information in parallel. Genius Core and Genius Agents are being designed to function like integrated memory and processor. Consequently, Genius Agents and Genius Core are not separate products but rather integral parts of Genius.

Genius is not fully operational or widely available in the market, as it is currently in the development/testing stage.

The Company launched a private beta program of Genius (including Genius Agents and Genius Core) in early 2024 with ten partners, all of whom the Company had an existing business relationship with. The Company has launched the public beta program for a broader number of developers for the second half of 2024. This public beta program is expected to include enhanced functionalities and is intended to help us increase our potential customer base, while refining our product offerings in anticipation of the full launch of Genius.

Genius Agents

Genius Agents are intended to read from and write to HSML knowledge models to reason, plan and learn. Much like a real assistant, Genius Agents are being designed to solve complex problems based on context, intent, requirements, and restrictions. The more context (such as location, schedule, weather, history, preferences, goals, available resources) that a Genius Agent has, the more hyper-personalized the results and recommendations it can provide. Genius Agents are being designed to adapt to dynamically changing conditions and collaborate with other agents which is essential for evolving from automatic, to automated, to autonomous, and ultimately, to autonomic self-organizing systems.

Genius Agents are being designed to be able to perform other highly context-dependent and multi-step decisions in a professional capacity such as aggregating information from multiple sources into a unified report with charts, graphs, summaries, and suggested action items. For instance, a Genius Agent is being designed to be able to ingest a number of unstructured pdfs. research papers and generate an HSML knowledge graph mapping all authors, university attributions, bibliographical references, external citations, diagrams, formulas, and other content to answer complex questions – the answers to which are not explicit and must be inferred.

Genius Core

Genius Core is being developed to actively manage, organize, and store data, while transforming it into strategic, actionable insights. Data structures such as document-oriented databases, knowledge graphs, and vector databases offer different solutions for data storage and retrieval, each having unique strengths and weaknesses. Genius Core is being designed as a unique search, recommendation, and knowledge engine that is intended to combine the benefits of all three types (document, graph, and vector) by transforming structured and unstructured data into a unified hyperspatial knowledge model that is expected to be uniquely suited to serve as memory for AI systems which need to represent complex multidimensional relationships. In Genius Core, entities and their relationships are being modeled in HSML and queried via HSQL.

Research and Development

The Company’s AI R&D team, led by Chief Scientist, Karl Friston, is composed of experts in computational neuroscience, which is the study of the principles that govern the development, structure, physiology, and cognitive abilities of the brain and the nervous system, and how these mathematical and statistical models can be applied in software.

The core function of the R&D team is to explore new techniques and emerging technologies while working closely with engineering staff to align outcomes with commercial product objectives. Among other things, the team generates whitepapers, demonstrations and proofs-of-concept in order to help qualify and quantify the business value of continued investment or inspire new product development.

Our team of multi-PhD researchers have collectively published over 2,000 papers (including 30+ with VERSES affiliation) and bring a diverse set of competencies and expertise including:

●	Active Inference

●	Bayesian Scene Graphs

●	Category Theory

●	Cognition and Neuroscience Modeling

●	Computational Phenomenology

●	Control Theory

●	Eco-Bio-Psycho-Social

●	Free Energy Principle

●	Model-based Reinforcement Learning

●	Social Sciences (philosophy, neuroscience, psychology, anthropology)

●	Swarm Intelligence

Business Model

The Company intends to market Genius to developers as a Software-as-a-Service (SaaS) for making their applications smarter, safer and more sustainable. We anticipate offering subscription tiers priced based on usage and pricing will be informed by various performance metrics gathered during the beta program.

Growth Strategy

It is the intention that Genius can serve various roles for different end users. These markets will require different growth strategies, pricing models, industry partnerships and sales cycles.

●	Genius: In order to demonstrate the versatility and broad applicability of what we believe is Genius’ unique value proposition – adaptive intelligence – we anticipate working closely with domain experts in various verticals and supporting their implementations as showcases that attract customers seeking similar solutions.

●	Exchange: Over the long-term, we believe there is an opportunity for hosting a marketplace where third-party developers and software engineers can offer agents, connectors, and applications powered by Genius.

●	New Products: We may discover the need or opportunity to develop first party applications powered by Genius which may simply enhance the attractiveness of the platform or may be an opportunity for additional monetization.

●	Strategic & Accretive M&A: From time to time, we may identify acquisition opportunities that are in similar verticals to us that could have a number of benefits including: expanding customer relationships, accelerating AI tools and leveraging additional AI infrastructure. These opportunities could range materially in size and scale. Any determination to act in this regard will be based on market conditions and opportunities existing at the time and accordingly, the timing, size or success of any efforts and associated potential capital commitments are unpredictable.

Sales and Marketing

Our sales team focuses on new sales opportunities mostly within our enterprise and channel partner ecosystem.

To generate demand, we have developed a library of whitepapers, demonstrations and proofs-of-concept generated by our research and development team in order to help qualify and quantify the business value of continued investment or to inspire new product development.

We have also developed long-term relationships with our largest customers and SIs and maintain an ongoing relationship with them that includes technical support.

Employees, Specialized Skills and Knowledge

The management of VERSES’ business requires a high degree of competence in a variety of general aspects including operations, software development, sales and marketing, legal compliance, human resources, finance, and accounting. Given the horizontal applicability of VERSES’ offerings across many sectors, the Company leverages domain experts, advisors, and consultants for translating its core value proposition into the respective domain specific use cases and jargon in order to accelerate sales cycles (i.e., healthcare vs logistics). The VERSES team includes members with deep expertise in specialized areas such as data science, AI, user experience design, cybersecurity, distributed identity, and systems integration and is an important competitive advantage.

As of the year ended March 31, 2024, the Company had 105 staff members, consisting of 74 employees and 31 independent contractors across 10 countries, including the United States, Australia, Austria, Belgium, Canada, France, Germany, India, Italy, Netherlands and the United Kingdom.

The Company expects its hiring cadence to be commensurate with scaling of customers and market demand of product features. VERSES’ hiring strategy includes working with specialized recruiting firms to source domain experts, academic institutions to source PhD talent with relevant R&D experience, and outsource agencies ready to allocate entire teams to meet the Company’s hiring requirements.

Competitive Conditions

The markets in which the Company competes are competitive and evolving rapidly. Genius directly or indirectly competes in a number of categories against leaders in AI including Microsoft, OpenAI, Anthropic, Cohere, Adept, Google, and Meta, all of which employ an approach that can be classified as generative AI. Additionally, Vector databases providers such as Pinecone, Weaviate, and Qdrant and graph databases such as Neo4j and ArangoDB address demand for data storage in formats conducive to AI platforms. Cloud data management platforms such as Snowflake and DataBricks store massive amounts of enterprise data.

The principal competitive factors in the Company’s market are:

●	the ability to provide capabilities that meet current and future technology requirements;

●	ease of deployment;

●	customer relationship, reputation, and brand recognition;

●	resources for customer, technology and platform supports; and

●	strength of sales and marketing efforts.

VERSES expects the competition to evolve as the market continues to grow, evolve and attract new market entrants, especially smaller emerging companies focused on different AI tools and platforms.

The Company believes that it has several competitive advantages including, but not limited to the following:

●	Team and Domain Expertise: The inventor of the Active Inference framework and FEP on which it is based, Dr. Karl Friston, is VERSES’ Chief Scientist. The Company’s research and development team is composed of experienced researchers and engineers from a range of disciplines including neuroscience, robotics, enterprise SaaS, media, and systems integrations.

●	HSML. VERSES is implementing a specification that is intended to address fundamental problems in computing: poor interoperability and trust. VERSES, in collaboration with IEEE, a standards development association, are formalizing HSML as a global specification. The Company is also working with Dentons, to advocate governments and private industry to endorse and adopt HSML as the means to encode laws and regulations into a universal machine-readable format.

●	Network vs Platform. Whereas Generative AI companies are building platforms, VERSES is focused on building a more-encompassing open network, the Spatial Web, and Genius is currently the exclusive means of interfacing with it.

●	Strategic Relationships. VERSES is focused on a multi-pronged approach to fostering relationships with channel partners and systems integrators, and currently has cultivated relationships with professional firms such as Deloitte and Accenture.

Intangible Properties

VERSES recognizes the importance of its intangible assets such as brand names, relationships with customers and partners, licenses, and trade secrets. To protect its products and processes, VERSES periodically reviews opportunities to register copyrights, trademarks, and patents in different countries. The following are patents, copyrights and trademarks relevant to the Company’s business:

Provisional Patent Applications

The Company has filed the following provisional applications with the United States Patent and Trademark Office:

●	“METHOD AND SYSTEM FOR OPTIMIZING A WAREHOUSE”, 63/360,286, filed on September 21, 2021 and subsequently filed under the PCT, the patent for which is pending

●	“METHOD AND SYSTEM FOR AUTOMATICALLY DEVELOPING RULES FOR AGENTS DRIVING DEVICE BEHAVIOR”, 63/499,287, filed on April 26, 2023

●	“A METHOD AND SYSTEM FOR SPECIFYING AN ACTIVE INFERENCE BASED AGENT USING NATURAL LANGUAGE”, 63/513,322, filed on July 12, 2023

●	“METHOD AND SYSTEM FOR PROBABILISTIC QUERYING OF A VECTOR GRAPH DATABASE”, 63/515,573, filed on July 25, 2023

●	“A METHOD OF UPDATING GRAPH DATABASES BY USING COMPUTATION GRAPHS”, 63/580,314, filed on September 1, 2023

●	“A METHOD FOR AUTOMATICALLY EXPANDING FACTOR GRAPH DATABASE”, 63/593,745, filed on October 27, 2023

●	“A METHOD FOR GENERATING USER SPECIFIC INTERFACES USING GENERATIVE UI”, 63/604,123, filed on November 29, 2023

●	“A METHOD OF IMPROVING TEXT VECTORIZATION USING DEPTH FIRST SEARCH AND RADIX TREES”, 63/618,776, filed on January 8, 2024

●	“A METHOD FOR EXTRACTING, TRANSFORMING AND LOADING LEGAL INFORMATION ONTO AUTONOMOUS AGENTS USING LARGE LANGUAGE MODELS AND COMPUTER GRAPH DATABASES”, 63/549,994, filed on February 5, 2024

●	“A METHOD OF DIGITAL DOCUMENT REVIEW USING FACTOR GRAPH DOCUMENT DATABASE”, 63/558,504, filed on February 27, 2024

●	“A METHOD OF INTERAGENT COMMUNICATION IN PROBABILISTIC AGENTS IMPLEMENTING FACTOR GRAPH DOCUMENT DATABASES”, filed on January 4, 2024

As of the date of this AIF, the Company does not have any pending non-provisional patent applications.

Provisional applications are not official patents and do not provide prosecutable intellectual property protection. However, the provisional application for a patent allows the Company to obtain an official filing date before public disclosure of an invention. This filing date ensures, if the application is successful, that no other provisional application made in respect of the same invention filed after the filing date, is able to proceed with the patent application. Once a provisional application is filed, the Company has 12 months to file a formal non-provisional application. Once a non-provisional application is submitted, the review process can take approximately two to four years at a cost of approximately US$15,000 per patent for filing fees.

Additionally, while a provisional application is active, an applicant may file a patent application under the PCT for the purposes of seeking international patent protection. A PCT application extends the filing deadline of a non-provisional patent application by up to 18 months which means that under the PCT regime, it can take up to 30 months for a non-provisional patent application to be filed in connection with a provisional application. Except for patent applications filed under the PCT, the 12 month period for the filing of a formal non-provisional application cannot be extended.

Trademarks

The Company has the following registered trademarks:

●	U.S. Registration No. 5838650 (“VERSES”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 7201904 (“VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7201550 (“V VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7248436 (“IMAGINE A SMARTER WORLD”) in International Class 42, registered on December 19, 2023;

●	U.S. Registration No. 7080725 (“WAYFINDER”) in International Class 42, registered on June 13, 2023;

●	U.S. Registration No. 5839158 (“THE POWER OF SMART SPACE”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 6811022 (“VERSES SPATIAL WEB PROTOCOL”) in International Class 42, registered on August 9, 2022;

●	U.S. Registration No. 7289102 (“SPATIAL INTELLIGENCE MANAGEMENT”) in International Class 42, registered on January 23, 2024;

●	European Application Serial No. 18392857 (“VERSES”) in Class 42, registered on June 12, 2021;

●	European Application Serial No. 18392876 (“WAYFINDER”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18392875 (“COSM”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18392878 (“POWERING THE SPATIAL WEB”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18392879 (“SPATIAL WEB”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18659312 (“DOMAINFLOW”) in Class 9, registered on July 20, 2022; and

●	European Application Serial No. 18658983 (“SIMFLOW”) in Class 9, registered on August 24, 2022.

Regulatory Environment

We plan to operate in a variety of industries; some being heavily regulated such as health care and finance. As a result, we factor in many different laws, agency regulations and rules when developing and implementing our products and services. Some examples of such laws, agency regulations and rules include, but are not limited to, the following:

Data Privacy. Because our software and services can involve, among other things, the collection, transmission and management of potentially sensitive, personally identifiable data, we use our best efforts to comply with data privacy and security laws applicable to each location and/or sector that we participate in. Examples of these laws include, but are not limited to: (i) the European General Data Protection Regulation; (ii) the California Consumer Privacy Act and its equivalents in other U.S. states; (iii) the Health Insurance Portability and Accountability Act (HIPAA); and (iv) the Children’s Online Privacy Protection Act. We are sensitive to the importance of these regulations, and routinely employ “privacy by design” and “principles of least privilege” when crafting new applications and services.

Intellectual Property. We respect the intellectual property rights of others, and always seek to ensure that our offerings are not used to violate those rights. To ensure our ongoing commitment to respecting the intellectual property of others, we have conducted extensive patent prior art clearance searches and trademark reviews. Additionally, we periodically audit and ensure compliance with the terms and conditions of all critical proprietary and open-source software licenses used in our offerings. Further, we seek to participate in community development efforts by making all reasonable efforts to return back any bug or security fixes into the upstream code repositories.

Artificial Intelligence. The regulatory framework and potential liability issues applicable to the development and use of machine learning, AI, related technology and automated decision-making is evolving. As the regulatory landscape continues to develop, we will use reasonable efforts to comply with AI laws, regulations and agency guidance as applicable to our operations. In October 2023, the White House issued an Executive Order focusing on safe, secure and trustworthy AI, laying out a national policy on AI and directing various agencies to take certain actions. We expect an increase in new legislation, agency guidance, agency enforcements and other federal regulations as a result of the Executive Order, as well an increase in state-specific AI laws that may be applicable to our operations. A number of lawsuits that address unresolved legal issues under existing laws are currently pending and additional lawsuits are likely to be filed, the outcomes of which may have an impact on future laws affecting our business and our compliance obligations.

The international legal and regulatory landscape is also evolving. As we plan to expand into additional markets, we will use reasonable efforts to comply with applicable international laws, which may include those under the European Union AI Act and new laws that have been or may be adopted by other countries. The European Union AI Act, which was adopted on March 13, 2024, aims to create a comprehensive regulatory framework for AI technologies to ensure their responsible development and use while addressing potential risks. It is one of the first comprehensive attempts to regulate and establish limits on the use of AI. This regulatory framework and other potential legislation is expected to have a material impact on the way AI is regulated in the EU and elsewhere, and together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide and to improve our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us, and could adversely affect our business, operations and financial condition. We will continue to monitor new legislation applicable to our operations and use reasonable efforts to comply with such legislation.

Privacy and Cybersecurity

VERSES’ business can involve the collection, transmission, and management of potentially sensitive, personally identifiable data of third parties. As a result, VERSES has established a variety of physical, administrative and technical measures to help protect users’ privacy and ensure cybersecurity. These include, without limitation: access control, multi-factor authentication, encryption, network firewalls, intrusion detection, performance monitoring, disaster recovery, security incident handling, password management tools, mobile device management and more.

Physical. VERSES is a “distributed organization,” so there is no centralized server, network, or single point of failure. Instead, VERSES leverages enterprise-grade cybersecurity and encryption intrinsic to cloud service providers such as AWS, Microsoft Azure, and Google’s Cloud Platform for hosting and computing.

Administrative. We have staff members dedicated to continuous monitoring and maintenance of system integrity and access control. We have successfully passed a SOC2 Type1 independent audit and our compliance team has started the SOC2 Type2 certification audit which is anticipated to be completed in 2024.

We perform background checks on all new staff members prior to hire and provide training to ensure that people understand exactly how privacy rules affect them on a daily basis when handling company business. Further, our General Counsel is both a Certified HIPAA Professional and Certified Information Privacy Professional, with over 20 years’ experience in the information technology, telecommunications and Internet industries, with 18 years of that working as a practicing attorney, with current, active licenses in California, New York and Washington D.C.

Technical. Our technology “stack” complies with Spatial Web protocols which are architected around privacy-by-design, including using the principle of least privilege, decentralized identities, verifiable credentials and cryptographic “zero-knowledge” proofs.

Reorganizations

In order to proceed with the application to be listed on Cboe Canada and to facilitate the Company’s going public process, the following reorganization was completed:

1.	on November 9, 2020, Former Holdco was incorporated in British Columbia, Canada;

2.	on November 19, 2020, the Company was incorporated in British Columbia, Canada;

3.	on May 28, 2021, the Amalgamation was completed; and

4.	on July 20, 2021:

a.	pursuant to the VTU Contribution Agreement, the Company acquired all of the outstanding VTU Shares, whereby the Company issued a total of 4,944,832 Subordinate Voting Shares and 10,000,000 Proportionate Voting Shares to the VTU Contributors; and

b.	the Company completed the Share Alteration.

As a result, former shareholders of Former Holdco and VTU currently hold Subordinate Voting Shares and the Company became the acquirer of the VERSES Business as owned and operated by VTU.

RISK FACTORS

There are a number of risk factors that could cause future results to differ materially from those described herein. The following are certain risk factors relating to the business carried on by the Company, which prospective investors should carefully consider before deciding whether to invest in the Company’s securities. The risks and uncertainties described herein are not the only ones that the Company faces. Additional risks and uncertainties, including those that the Company does not know about now or that it currently deems immaterial, may also adversely affect the Company’s business. If any of the following risks actually occur, the Company’s business may be harmed, and its financial condition and results of operation may suffer significantly. References to the Company include its owned and partially owned subsidiaries and affiliates in which the Company has an interest, as applicable.

Risk Relating to the Company

Limited Operating History

The Company has a relatively limited operating history. As such, the Company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although the Company possesses an experienced management team, there is no assurance that the Company will be successful in achieving a return on Shareholders’ investment and the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that the Company will generate revenues, operate profitably, or provide a return on investment, or that it will successfully implement its business and growth plans. An investment in the Company’s securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of the Company’s securities in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development.

Additional Funding

The operation of the Company’s business will require substantial additional capital. When such additional capital is required, the Company will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favourable to the Company and might involve substantial dilution to existing Shareholders. The Company may not be successful in locating suitable financing transactions in the time period required or at all. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. Any future issuance of securities to raise required capital will likely be dilutive to existing Shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. The Company may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets, the Company’s status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

Negative Cash Flow from Operating Activities

The Company has had negative cash flow from operating activities since inception. The Company’s business is still in an early stage and additional capital investment will be required to achieve revenue. There is no assurance that the Company will generate earnings, operate profitably or provide a return on investment in the future. Accordingly, the Company will be required to obtain additional financing in order to meet its future cash commitments.

Implementation of Growth Strategy

VERSES’ future growth, profitability and cash flows depend upon the Company’s ability to successfully implement its growth strategy, which, in turn, is dependent upon a number of factors, including the Company’s ability to:

1.	expand its customer/user base;

2.	retain qualified operations staff;

3.	support growth of existing customers; and

4.	enhance and develop Genius.

There can be no assurance that the Company can successfully achieve any or all of the above initiatives in the manner or time period that the Company expects. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to VERSES’ earnings. The Company cannot provide any assurance that it will realize, in full or in part, the anticipated benefits the Company expects its strategy will achieve. The failure to realize those benefits could have a material adverse effect on VERSES’ business, financial condition and results of operations.

Conflicts of Interest

Certain of the Company’s directors and officers do not devote their full time to the affairs of the Company and certain of the Company’s directors and officers are also directors, officers and shareholders of other public companies in general, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. Although the Company has policies which address such potential conflicts and the BCBCA has provisions governing directors in the event of such a conflict, none of the Company’s constating documents or any of its other agreements contain any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

Uncertainty of Use of Available Funds

Management of the Company retains broad discretion in the application of the Company’s funds. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives.

Failure to Manage Growth

VERSES anticipates that growing demand for the Company’s services and Genius will place significant demands on the Company’s operational infrastructure. The scalability of Genius will depend on VERSES’ ability to develop Genius for different industry applications. Moreover, as the Company’s business grows, VERSES will need to devote additional resources to improving its operational infrastructure and to continue to enhance its scalability in order to maintain the performance of Genius.

As the Company grows, VERSES will be required to continue to improve its operational and financial controls and reporting procedures and VERSES may not be able to do so effectively. In managing the Company’s growing operations, VERSES is also subject to the risks of over-hiring and/or overcompensating its employees and over-expanding its operating infrastructure. As a result, VERSES may be unable to manage its expenses effectively in the future, which may negatively impact VERSES’ gross profit or operating expenses.

As the Company continues to grow and develop the infrastructure of a public company, the Company must effectively integrate, develop and motivate a growing number of new employees, some of whom are based in various countries around the world. In addition, the Company must preserve its ability to execute quickly in further developing the Company’s platform and implementing new features and initiatives. As a result, VERSES may find it difficult to maintain its corporate culture, which could limit the Company’s ability to innovate and operate effectively. Any failure to preserve VERSES’ culture could also negatively affect the Company’s ability to recruit and retain personnel, to continue to perform at current levels or to execute on the Company’s business strategy effectively and efficiently.

Reliance on Strategic Partnerships

We rely on strategic partnerships with third parties for technologies that are vital to the functionality of our Company. We anticipate that we will continue to depend on relationships with these and other third parties, such as data center hosting companies, cloud computer platform providers, and software and hardware vendors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. If we are unsuccessful in establishing and maintaining our relationships with third parties, or if these third parties are unable or unwilling to provide services to us, our ability to grow and scale Genius or to generate revenue could be impaired, and our results of operations may suffer. Even if we are successful in doing so, we cannot be sure that these relationships will result in increased customer usage of Genius and Genius applications or increased revenue.

Security Breaches

VERSES operates in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of the Company’s data or customer data could result in the loss or misuse of such data, which could harm VERSES’ business and reputation. The security measures VERSES has integrated into its internal networks and systems and Genius, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect the Company’s internal networks against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, VERSES may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into the Company’s networks.

If a security breach were to occur, as a result of third-party action, employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of VERSES’ customers’ data was disrupted, the Company could incur significant liability to its customers, and VERSES’ services and Genius may be perceived as less desirable, which could negatively affect the Company’s business and damage its reputation.

Moreover, Genius could be breached if vulnerabilities in Genius are exploited by unauthorized third parties or due to employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information or otherwise compromise the security of VERSES’ internal networks and electronic systems in order to gain access to the Company’s data or its customers’ data.

Any actual or perceived security breach could damage the Company’s reputation and brand, expose the Company to a risk of litigation and possible liability and require VERSES to expend significant capital and other resources to respond to and/or alleviate problems caused by the security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data. In addition, pursuant to the terms of certain agreements, VERSES may be required to notify certain customers and partners in the event of a security incident. Any of these events could harm VERSES’ reputation or subject VERSES to significant liability, and materially adversely affect the Company’s business and financial results.

Software Errors or Defects

Genius is and will be dependent upon the successful and uninterrupted functioning of VERSES’ computer and data processing systems. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could materially impact VERSES’s ability to deliver Genius to customers effectively or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect the operating results of VERSES.

Since the Company’s customers use and will use its services for decisions that are critical to their operation and ability to efficiently function, errors, defects, security vulnerabilities, service interruptions or software bugs in the Company’s network could result in losses to its customers. Customers may seek significant compensation from the Company for any losses they suffer or cease conducting business with the Company altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to the Company’s reputation. There can be no assurance that provisions included in the Company’s agreements with its customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect it from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against the Company by any of its customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for the Company to generate revenue.

Insufficient Insurance Coverage

VERSES maintains property, general liability, errors and omissions and directors and officers’ liability insurance on such terms as it deems appropriate. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of VERSES’ lost investment. This insurance may not remain available to it at commercially reasonable rates. Future increases in insurance costs, coupled with the increase in deductibles, will result in higher operating costs and increased risk. Not all risks faced by VERSES are insured.

Failure to Maintain, Promote and Enhance Brand

VERSES believes that maintaining, promoting and enhancing the VERSES brand is critical to expanding the Company’s business and rolling out Genius. Maintaining and enhancing the VERSES brand will depend largely on the Company’s ability to continue to provide high-quality, well-designed, useful, reliable and innovative solutions, which the Company may not do successfully. The Company operates in a space with some of the largest companies in the world that have significantly more resources than VERSES. These companies have the ability to dilute the Company’s messaging regarding the Spatial Web which may confuse the market and be detrimental to the continued development and enhancement of the Company’s brand.

Errors, defects, data breaches, disruptions or other performance problems with Genius may harm VERSES’ reputation and brand. The Company may introduce new solutions or terms of service that its customers do not like, which may negatively affect the VERSES brand. Additionally, if the Company’s customers have a negative experience using VERSES solutions, such an experience may affect the VERSES brand, especially as the Company continues to attract larger customers to Genius.

The Company believes that the importance of brand recognition will increase as competition in VERSES’ market increases. In addition, successful promotion of the VERSES brand will depend on the effectiveness of the Company’s marketing efforts. VERSES’ efforts to market the VERSES brand will involve significant expenses. VERSES’ marketing expenditure may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses VERSES incurs in building and maintaining the VERSES brand.

Dependence on Customer Internet Access and Use of Internet for Commerce

The Company’s success will depend upon the general public’s ability to access the internet, including through mobile devices. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for Genius or otherwise adversely affect the Company’s business. Given uncertainty around these rules, VERSES could experience discriminatory or anti-competitive practices that could impede both the Company and its customers’ growth, increase the Company’s costs or adversely affect VERSES’ business. If customers become unable, unwilling or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to customers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, VERSES’ business could be adversely affected.

Privacy and Security of Sensitive Information

VERSES’ operations are and will be dependent on the Company’s information systems and the information collected, processed, stored, and handled by these systems. Throughout the Company’s operations, VERSES will receive, retain and transmit certain confidential information, including personally identifiable information that the Company’s customers provide to utilize Genius, interact with the Company’s personnel, or otherwise communicate with VERSES. In addition, for these operations, VERSES will depend in part on the secure transmission of confidential information over public networks. The Company’s information systems are and will be subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber attacks, vandalism, catastrophic events and human error. Although VERSES deploys a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of the Company’s information security controls or of those businesses with whom the Company interacts, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm VERSES’ reputation and expose VERSES to regulatory actions and claims from customers and other persons, any of which could adversely affect the Company’s business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, VERSES may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that the Company expends substantial additional resources related to the security of information systems and disrupt the Company’s businesses.

Changes in Technology

The Company operates in a competitive industry characterized by rapid technological change and evolving industry standards. The Company’s ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance Genius or to design and introduce new Genius features on a timely basis to keep pace with technological developments and its customers’ increasingly sophisticated needs. The success of any enhancement of Genius will depend on several factors, including the timely completion and market acceptance of Genius. Any new application the Company develops or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of the Company’s competitors implements new technologies before the Company is able to implement them, those competitors may be able to provide more effective applications and services than the Company at lower prices. Any delay or failure in the introduction of new or enhanced applications and services could harm the Company’s business, results of operations and financial condition.

The Company’s services and Genius are expected to embody complex technology that may not meet those standards, changes and preferences. The Company’s ability to design, develop and commercially launch Genius depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of Genius in a timely manner. There is no guarantee that the Company will be able to respond to market demands. If the Company is unable to effectively respond to technological changes or fails or delays to develop services in a timely and cost-effective manner, Genius may become obsolete, and the Company may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

Competition

Some of VERSES’ competitors are better capitalized, hold a larger percentage of the Canadian and international markets, have greater financial, technical and marketing resources than VERSES and have greater name recognition than VERSES. If price competition increases, VERSES may not be able to raise its pricing in response to a rising cost of funds or may be forced to lower the pricing that it is able to charge customers. Price-cutting or discounting may reduce profits. This could have a material adverse effect on VERSES’s business, financial condition and results of operations and on the amount of cash available for dividends to Shareholders.

Difficulty in Forecasting

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The Company’s estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing, may prove to be inaccurate. The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

Reputational Risk

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to the Company’s overall ability to advance Genius, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

Protection of Intellectual Property

The Company’s commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments and services, and to obtain patents, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada and the United States. Despite devoting resources to the research and development of proprietary technology, the Company may not be able to develop new technology that is patentable or protectable. Further, patents issued to the Company, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Company with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around the Company’s intellectual property or develop a technology similar to Genius that is not within the scope of such intellectual property. The Company’s inability to secure its intellectual property rights may have a materially adverse effect on its business and results of operations.

Prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

Foreign Private Issuer Status

VERSES currently qualifies as a “foreign private issuer” as defined under the Exchange Act and is currently exempt from the requirement of having to file periodic reports with the SEC under the Exchange Act pursuant to the exemption to reporting provided by Rule 12g3-2(b) under the Exchange Act. If VERSES ceases to qualify as a foreign private issuer, VERSES would need to register its shares under the Exchange Act and would be required to file with the SEC periodic reports under the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q (in each case with financial statements prepared in accordance with U.S. GAAP), current reports on Form 8-K to report the occurrence of specified significant events, and proxy statements on Schedule 14A concerning meetings of shareholders. Insiders of VERSES (including directors, officers, and significant shareholders) would also be required to file public reports of their stock ownership and trading activities and would be liable for any profits from certain trades made on shares of VERSES over a short period of time.

VERSES may take advantage of the exemption from the reporting requirements under the Exchange Act provided by Rule 12g3-2(b) until such time as VERSES no longer qualifies as a foreign private issuer. VERSES would cease to be a foreign private issuer if as of the last business day of the Company’s second fiscal quarter more than 50% of the Company’s outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the Company’s executive officers or directors are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

If VERSES no longer qualifies as a foreign private issuer the Company’s regulatory and compliance costs would significantly increase, which could negatively affect the Company’s business.

Global Economy Risk

The global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, inflationary pressure and interest rate changes, increases in unemployment rates and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, including the conflicts between Russia and Ukraine or Israel and Hamas, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, including the one in Ukraine, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. In addition, the closures of Silicon Valley Bank and Signature Bank and their placement into receivership with FDIC created bank-specific and broader financial institution liquidity risk and concerns. Although the Department of the Treasury of the United States, the Federal Reserve of the United States, and the FDIC jointly released a statement that depositors at Silicon Valley Bank and Signature Bank would have access to their funds, even those in excess of the standard FDIC insurance limits, under a systemic risk exception, future adverse developments with respect to specific financial institutions or the broader financial services industry may lead to market-wide liquidity shortages, impair the ability of companies to access near-term working capital needs, and create additional market and economic uncertainty. There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. VERSES’ general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and also make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on the Company’s growth strategy, financial performance and stock price and could require the Company to delay or abandon our development plans. In addition, there is a risk that one or more of our current service providers, financial institutions, manufacturers and other partners may be adversely affected by the foregoing risks, which could directly affect the Company’s ability to attain operating goals on schedule and on budget.

Dependence on Management and Key Personnel

The success of the Company will be largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers or other qualified personnel required to operate its business. As the Company’s business activities grow, the Company will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s operations and financial condition.

AI Development

VERSES’ efforts in developing AI products and services may give rise to risks related to harmful content, inaccuracies, discrimination, intellectual property infringement or misappropriation, defamation, data privacy, cybersecurity, and other issues. As a result of these and other challenges associated with innovative technologies, the Company’s implementation of AI systems could subject us to competitive harm, regulatory action, legal liability (including under new and proposed legislation and regulations), new applications of existing data protection, privacy, intellectual property, and other laws, and brand or reputational harm.

Some uses of AI may present ethical issues and have broad effects on society. In order to implement AI responsibly and minimize unintended harmful effects, the Company has already devoted and will continue to invest significant resources to develop, test, and maintain our products and services, but VERSES may not be able to identify or resolve all AI-related issues, deficiencies, and/or failures before they arise. Unintended consequences, uses, or customization of our AI tools and systems may negatively affect human rights, privacy, employment, or other social concerns, which may result in claims, lawsuits, brand or reputational harm, and increased regulatory scrutiny, any of which could harm VERSES’ business, financial condition, and operating results.

Open-Source Software and Generative AI

Several states and localities have enacted measures related to the use of AI and machine learning in products and services. Laws relating to privacy and data protection, particularly with respect to the use of data in AI and machine learning, are rapidly evolving, extensive, complex, and may include inconsistencies and uncertainties. An example of a recent development that has or could impact our business includes the California Consumer Privacy Act, as amended by the California Privacy Rights Act. These laws provide California residents increased privacy rights and protections with respect to certain sensitive personal information, including the ability to opt out of sales of their personal information.

At the United States federal level, the Securities and Exchange Commission has formally proposed new, prescriptive rules affecting the use of predictive data analytics, including AI. These developments may complicate compliance efforts and may increase legal risk and compliance costs for VERSES, the third parties upon whom we rely, and our customers. Further, VERSES may have to change our business practices to comply with these federal, state, or local requirements, which may be difficult, onerous, and costly. Notwithstanding the foregoing, no assurance can be provided that we will be compliant with such regulations

Government AI Regulation

The legal and regulatory landscape for AI is evolving and different jurisdictions have taken varying approaches to regulating AI. Consequently, the Company is subject to a complex and evolving regulatory landscape, and compliance with these new laws can be costly and time-consuming and the Company could be subject to regulatory enforcement actions or litigation if we fail to comply with these laws and regulations. Additionally, new laws, guidance and/or decisions in this area may limit the Company’s ability to use machine learning and AI, or require us to make changes to our platform or operations that may decrease our operational efficiency, result in an increase to operating costs and/or hinder our ability to improve our services. For example, on March 13, 2024, the European Parliament adopted the European Union AI Act, which would become one of the first comprehensive attempts to establish limits on the use of AI. It is expected that this regulatory framework and other potential litigation could have a material impact on the way AI is regulated in the EU and elsewhere, and together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide and to improve our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against the Company, and could adversely affect VERSES’ business, operations and financial condition.

There is substantial uncertainty about the nature, direction, severity, and granularity of future AI regulation and new regulations or changed enforcement/interpretation of existing regulation could materially harm our business’s operations.

Privacy and Data Regulation

New and changed rules and regulations regarding privacy, data protection (in particular, those that impact the use of AI) and cross-border transfers of customer information could cause the Company to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. Moreover, if any third-party that VERSES works with violates applicable laws or its policies, such violations also may put personal information at risk, which may result in increased regulatory scrutiny and have a material adverse effect on VERSES’ reputation, business, financial condition, and results of operations.

AI and related technologies are subject to public debate and potential regulatory scrutiny and is an area of developing laws, rules, and regulations. Issues in the use of AI, including machine learning, computer vision, and the use and protection of customer data, may result in reputational harm or liability. Any negative publicity or negative public perception of AI could negatively impact our development projects and the use and commercialization of VERSES’ products or services. Further, VERSES’ actual or perceived failure to comply with AI-related legal obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of VERSES’ business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

The success of VERSES’ business will depend, in part, on our ability to adapt and respond effectively to technological and regulatory changes on a timely basis. If the Company is unable to keep pace, our business, financial condition, and results of operations may be adversely affected.

Claims and Legal Proceedings

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, the Company may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on the Company’s business, operating results or financial condition.

Other than as set out below, the Company is not and was not during the most recently completed financial year, or from the end of the most recently completed financial year to the date of this AIF, a party to, nor was any of its property the subject of, any legal or regulatory actions material to the Company, and no such proceedings or actions are known to be contemplated.

On July 13, 2022, David Thomson, a former independent contractor, filed a claim against VTU, Cyberlab LLC, and a director and officer of VTU in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. The plaintiff claimed as much as $5,000,000 in damages, subject to proof. On September 1, 2022, VTU filed an answer denying any wrongdoing, and also making its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (which cross-claim was subsequently dismissed on summary judgement); and (iv) violation of the Economic Espionage Act, after VTU voluntarily dismissed three cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion and violation of the Stored Communications Act, respectively). VTU, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees. A courtroom trial was scheduled to begin on January 16, 2024. However, VTU (as defendant and cross-complainant) and the other three named defendants filed a motion to compel arbitration with the Court on February 3, 2023. A final arbitration award was issued on this action on May 17, 2024. The final award imposes liability against: (i) VTU, jointly and severally with Cyberlab, LLC (a company owned by Dan Mapes, President of the Company), in the amount of US$6,307,258, inclusive of interest; and (ii) Cyberlab, LLC, VTU and its principals, Gabriel René and Daniel Mapes, jointly and severally, for damages in the amount of US$1,900,000, interest of US$709,973, costs of US$64,303 and the fees of the plaintiff’s counsel totalling US$920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals. The remaining liability belongs to VTU and VTU is pursuing resolution negotiations which are ongoing.

As any litigation is subject to many uncertainties, it is not possible to predict the ultimate outcome of this claim or to estimate the loss, if any, which may result. Accordingly, the outcome of the claim is not yet determinable, and the extent to which an outflow of funds may be required to settle this possible obligation cannot be reliably determined.

On May 24, 2023, Cosm, Inc. filed a trademark opposition claim against the Company with the United States Trademark Trial and Appeal Board. According to the filing, Cosm, Inc. initiated the claim on the basis that there is a likelihood of consumer confusion between its COSM trademark and the Company’s KOSM trademark, the latter having been applied for in October of 2022. The Company: (i) denies any likelihood of any consumer confusion existing between Cosm Inc.’s COSM trademark and the Company’s KOSM trademark; (ii) has contested the claim in its entirety; and (iii) has filed its own counterclaim against Cosm, Inc. (along with its answer) in late June, 2023 based on the Company’s prior use of its COSM trademark before changing it to KOSM. Thereafter, Cosm, Inc. filed a motion to strike one of the Company’s affirmative defenses that is effectively addressed more appropriately by its counterclaim. On February 5, 2024, the Company entered into a settlement agreement with Cosm, Inc. to terminate Cosm, Inc.’s trademark opposition claim in return for the Company agreeing to abandon its trademark applications for KOSM and to not pursue any further activities relating to the registration of the KOSM and COSM marks.

From time to time the Company may be named as a party in various legal actions arising from the operations of the Company and previous affiliates of the Company. Currently, based upon information available to the Company, the Company does not believe any such matters would have a material adverse effect upon its financial condition or results of operations as at March 31, 2024, except those amounts already reflected in the consolidated financial statements. However, due to the inherent uncertainty of litigation, the Company cannot provide certainty as to their outcome. If the Company’s current evaluations are materially incorrect or if the Company is unable to resolve any of these matters favourably, there may be a material adverse impact on its financial performance, cash flows or results of operations.

Reporting Issuer Status

As a reporting issuer, the Company is subject to reporting requirements under applicable securities law, the listing requirements of Cboe Canada and other applicable securities rules and regulations. Compliance with these requirements increases legal and financial compliance costs, make some activities more difficult, time consuming or costly, and increase demand on existing systems and resources. Among other things, the Company is required to file annual, quarterly and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company intends to hire additional employees to comply with these requirements in the future, which will increase its costs and expenses.

Risks Associated with Acquisitions

If appropriate opportunities present themselves, the Company may complete acquisitions that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any material acquisition, other than as may be described in this AIF, and no other material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired Company or assets into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition.

Internal controls

Effective internal controls are necessary for VERSES to provide reliable financial reports and to help prevent fraud. Although VERSES will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on VERSES under Canadian securities law, VERSES cannot be certain that such measures will ensure that VERSES will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm VERSES’s results of operations or cause it to fail to meet its reporting obligations. If VERSES or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in VERSES’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares.

Management of VERSES will ensure the accounting cycle, payroll administration, operational activities, and financial reporting controls to assess internal control risks and to ensure proper internal control is in place. The potential risk that flows from the identified deficiencies and weaknesses is the risk of potential fraud. However, the risk of fraud is considered low as management anticipates taking a number of measures as stated above to mitigate the potential risk of fraud, including without limitation: (i) all purchase and payment, including payroll, must be authorized by management; (ii) all significant capital expenditures must be pre-approved by the Board; and (iii) all source documents in any language other than English must be translated and scanned for accounting entries and recordkeeping purposes. Bank statements of VERSES will be reviewed by the Chief Financial Officer of VERSES regularly. The Board will continue to monitor the operations of VERSES, evaluate the internal controls, and develop measures in the future to mitigate any potential risks and weaknesses.

Risks Related to the Company’s Securities

No Established Market for Securities

The Subordinate Voting Shares and Listed Warrants are listed on Cboe Canada; however, there can be no assurance that an active and liquid market for the Subordinate Voting Shares or the Listed Warrants will develop or be maintained and an investor may find it difficult to resell any securities of the Company. If a market does not develop or is not sustained, it may be difficult for investors to sell the Subordinate Voting Shares or Listed Warrants at an attractive price or at all. The Company cannot predict the prices at which the Subordinate Voting Shares or Listed Warrants will trade.

Speculative Nature of Investment Risk

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Price may not Represent the Company’s Performance or Intrinsic Fair Value

The market price of a publicly traded stock is affected by many variables not directly related to the corporate performance of the Company, including the market in which it is traded, the strength of the economy generally, the availability of the attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the market price of the Subordinate Voting Shares and Listed Warrants on Cboe Canada in the future cannot be predicted.

Securities or Industry Analysts

The trading market for the Subordinate Voting Shares or Listed Warrants could be influenced by research and reports that industry and/or securities analysts may publish about the Company, its business, the market or its competitors. The Company does not have any control over these analysts and cannot assure that such analysts will cover the Company or provide favourable coverage. If any of the analysts who may cover the Company’s business change their recommendation regarding the Company’s stock adversely, or provide more favourable relative recommendations about its competitors, the stock price would likely decline. If any analysts who may cover the Company’s business were to cease coverage or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which in turn could cause the stock price or trading volume to decline.

Price Volatility of Publicly Traded Securities

The Subordinate Voting Shares and Listed Warrants are listed and trade on Cboe Canda. Securities of technology companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.

Other factors unrelated to the Company’s performance that may affect the price of the Subordinate Voting Shares or Listed Warrants include the following: the extent of analytical coverage available to investors concerning VERSES’ business may be limited if investment banks with research capabilities do not follow the Company; lessening in trading volume and general market interest in the Subordinate Voting Shares or Listed Warrants may affect an investor’s ability to trade significant numbers of the securities; the size of the Company’s public float may limit the ability of some institutions to invest in the Subordinate Voting Shares or Listed Warrants; and a substantial decline in the price of the Subordinate Voting Shares that persists for a significant period of time could cause the Subordinate Voting Shares or Listed Warrants to be delisted from Cboe Canada, further reducing market liquidity. As a result of any of these factors, the market price of the Subordinate Voting Shares or Listed Warrants at any given point in time may not accurately reflect the Company’s long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The market price of the Subordinate Voting Shares and Listed Warrants is affected by many other variables which are not directly related to VERSES’ success and are, therefore, not within the Company’s control. These include other developments that affect the market for all technology sector securities, the breadth of the public market for VERSES’ Subordinate Voting Shares and Listed Warrants and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Subordinate Voting Shares and Listed Warrants is expected to make the price of the Subordinate Voting Shares and Listed Warrants volatile in the future, which may result in losses to investors.

Dilution

Future sales or issuances of equity securities could decrease the value of the Subordinate Voting Shares, dilute Shareholders’ voting power and reduce future potential earnings per Subordinate Voting Share. VERSES may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Subordinate Voting Shares) and may issue additional equity securities to finance the Company’s operations, subsidiaries, acquisitions or other business projects. VERSES cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Subordinate Voting Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in VERSES’ earnings per Subordinate Voting Share.

Dividends

To date, the Company has not paid any dividends on its outstanding Subordinate Voting Shares. Any decision to pay dividends on the Subordinate Voting Shares of the Company will be made by the Board on the basis of the Company’s earnings, financial requirements and other conditions.

See “Dividends and Distributions”.

Cboe Canada Listing

In the future, the Company may fail to meet the continued listing requirements for the Subordinate Voting Shares and Listed Warrants to be listed on Cboe Canada. If Cboe Canada delists the Subordinate Voting Shares or Listed Warrants from trading on its exchange, the Company could face significant material adverse consequences, including: a limited availability of market quotations for the Subordinate Voting Shares; a determination the Subordinate Voting Shares are a “penny stock” which will require brokers trading in the Subordinate Voting Shares to abide by more stringent rules, possibly resulting in a reduced level of trading activity in the secondary market for the Subordinate Voting Shares; a limited amount of news and analysts coverage for the Company; and a decreased ability to issue additional securities or obtain additional financing in the future.

DIVIDENDS AND DISTRIBUTIONS

The Company has not, since the date of its incorporation, declared or paid any dividends or other distributions on its Subordinate Voting Shares and Proportionate Voting Shares, and does not currently have a policy with respect to the payment of dividends or other distributions. The Company does not currently pay dividends and does not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable, and such other factors as its directors consider appropriate. There can be no assurance that the Company will pay dividends under any circumstances. See “Risk Factors – Risks Related to the Company’s Securities – Dividends”.

DESCRIPTION OF CAPITAL STRUCTURE

The Company’s authorized common share capital consists of an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares without par value. As at the date of this AIF, there were 150,095,452 Subordinate Voting Shares issued and outstanding and no Proportionate Voting Shares outstanding.

Prior to July 20, 2021, the Company’s authorized common share capital consisted of Common Shares without par value. The Company completed the Share Alteration in connection with the VTU Contribution on July 20, 2021, whereby the Company amended its Articles and Notice of Articles to authorize the issuance of an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares. Pursuant to the Share Alteration, the Company’s previously existing issued and outstanding Common Shares were reclassified as Subordinate Voting Shares.

Subordinate Voting Shares

Except as disclosed directly below, the Subordinate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

Subordinate Voting Shareholders shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or (b) affect the rights or special rights of the Subordinate Voting Shareholders or Proportionate Voting Shareholders on a per share basis as provided for by the Company’s Articles.

Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the Board from time to time. The Board may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (a) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or (b) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 6.25.

Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Conversion of the Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 1/6.25 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder thereof into Proportionate Voting Shares on the basis of 6.25 Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For the avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

Proportionate Voting Shares

Except as disclosed directly below, the Proportionate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting.

Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares expressed by separate special resolution alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or (b) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

Shares Superior to Proportionate Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares expressed by separate ordinary resolution.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate ordinary resolution, each Proportionate Voting Share will entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share shall entitle the holder to the corresponding fraction of one (1) vote.

Dividends

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the Board from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Subordinate Voting Share multiplied by 6.25.

Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Voluntary Conversion

Subject to the conversion limitation set out below, holders of Proportionate Voting Shares shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

(a)	Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by 6.25. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 6.25.

(b)	Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to its Articles or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the basis that each Subordinate Voting Share and Proportionate Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The Board may by resolution waive this restriction for any individual transaction or increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the Board in such resolution.

(c)	Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder.

D = Aggregate Number of all Proportionate Voting Shares.

An officer designated by the Board (or a committee thereof) shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Voting Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions set out above, the Board may by resolution waive the application of the conversion restriction to any exercise or exercises of the Proportionate Share Conversion Right to which the conversion restriction would otherwise apply, or to future conversion restrictions generally, including with respect to a period of time.

Restricted Securities

Part 12 of NI 41-101 and Ontario Securities Commission Rule 56-501 – Restricted Shares (collectively, the “Restricted Share Rules”) regulate the creation and distribution of “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities” (as defined in NI 41-101) by reporting issuers in Canada. The definitions of “restricted shares” and “restricted securities” include equity shares which have voting rights exercisable in all circumstances, irrespective of the number or percentage of shares owned, that are less, on a per share basis, than the voting rights attached to any other shares of an outstanding class of shares of the issuer. A “subject security” under NI 41-101 means a security that results, or would result if and when issued, in an existing class of securities being considered restricted securities. According to these definitions, the Subordinate Voting Shares are “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities”(as defined in NI 41-101). As of the date of this AIF, all of the voting rights attached to the Company’s securities are represented by Subordinate Voting Shares.

Options to Purchase Securities

Omnibus Plan

As of the date of this AIF, there are 13,646,250 Options and 1,650,000 RSUs issued and outstanding. There are no other equity securities that will become options to acquire Subordinate Voting Shares or Proportionate Voting Shares, whether under any equity compensation plan or otherwise. The Company has established the Omnibus Plan providing for the grant of Options, RSUs, PSUs, and DSUs. The purpose of the Omnibus Plan is to provide the Company with a share related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such persons for their contributions toward the long-term goals and success of the Company and to enable and encourage such persons to acquire Subordinate Voting Shares as long-term investments and proprietary interests in the Company.

A subsidiary of the Company may also adopt an incentive stock option plan to provide for the issuance of equity-based incentive awards (a “Subsidiary Plan”); provided however, that any Subsidiary Plan will be subject to the terms and conditions of the Omnibus Plan, as they relate to the Subsidiary Plan.

The Board adopted the Omnibus Plan on June 9, 2022 and the Company obtained Shareholder approval of the Omnibus Plan on June 15, 2022.

The material features of the Omnibus Plan are summarized below, which summary is qualified in its entirety by the full text of the Omnibus Plan. Any capitalized terms used in the following summary, but not otherwise defined, shall have the meanings ascribed thereto in the Omnibus Plan. A complete copy of the Omnibus Plan may be obtained without charge upon request from the Company’s registered and records office located at 1111 West Hastings Street, 15th Floor, Vancouver, BC V6E 2J3.

Key Terms	Summary

Key Definitions

“Code” the United States Internal Revenue Code of 1986 as amended.

“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted.

“Participant” means a person to whom an Award has been granted under this Plan or a Subsidiary Plan, as applicable.

“Market Price” means, on any particular date, (a) the closing price of the Subordinate Voting Shares on the NEO on the last Trading Day prior to such particular date; or (b) if the Subordinate Shares are not then listed on the NEO, the value as is determined solely by the Board, acting reasonably and in good faith, and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all Persons.

“Market Value” means, on any particular date, the product obtained by multiplying the Market Price by the total issued and outstanding Subordinate Voting Shares, expressed in dollars.

“MVA Amount” means, with respect to a subsidiary of the Company on any particular date, the product obtained by multiplying such subsidiary’s MVA Ratio by the Market Value on such particular date.

“MVA Ratio” means the ratio for allocating Market Value to each subsidiary of the Corporation, calculated in accordance with Omnibus Plan.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws

Administration

The Omnibus Plan will be administered, in its exclusive discretion, by the Plan Administrator, who will initially be the Board.

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board, all or any of the powers conferred on the Plan Administrator under the Omnibus Plan.

Awards granted under the Omnibus Plan are subject to any listing, registration or qualification requirements under Securities Laws, and any required consent or approval of the NEO or any securities commissions or similar securities regulatory bodies having jurisdiction over the Company. Additionally, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant to an exemption or exclusion from such registration requirements.

Eligibility	All Directors, Employees or Consultants of the Company or a subsidiary of the Company (“Eligible Persons”) are eligible to participate in the Omnibus Plan, subject to certain exceptions set out in the Omnibus Plan (i.e. termination, death, disability, retirement, etc). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Eligible Person any right to receive any grant of an Award pursuant to the Omnibus Plan.

Award Agreements	Each Award granted under the Omnibus Plan will be evidenced by a written agreement, in a form approved by the Plan Administrator.

Market Value Allocation

No later than 30 days after the Company files Annual Audited Financial Statements with respect to the most recent Fiscal Year, the Plan Administrator shall determine the Market Value allocation ratio (the “MVA Ratio”) with respect to each subsidiary of the Company using the formula set out below:

DCF of subsidiary
MVA Ratio of a subsidiary	=
DCF of all subsidiaries

where “DCF” means discounted cash flow.

Subsidiary Plan Requirements	Any Subsidiary Plan adopted by a subsidiary of the Company shall include the following terms and conditions:

(i)	The aggregate number of Subsidiary Shares reserved for issuance under a Subsidiary Plan shall not exceed 20% of the subsidiary’s total issued and outstanding Subsidiary Shares.

(ii)	Subsidiary Shares covered by Subsidiary Options which have been settled, exercised or terminated shall be available again for subsequent grants.

(iii)	The exercise price with respect to a Subsidiary Option shall be established at the time each Subsidiary Option is granted, and shall not be less than the price per Subsidiary Share calculated by dividing, at the time of grant, the MVA Amount by the subsidiary’s total issued and outstanding Subsidiary Shares.

Reserve

Subject to adjustment as provided in the Omnibus Plan, and any subsequent amendment to the Omnibus Plan, the aggregate number of Subordinate Voting Shares reserved for issuance under the Omnibus Plan shall not exceed 25% of the Company’s total issued and outstanding Subordinate Voting Shares from time to time.

Subordinate Voting Shares covered by Awards which have been settled, exercised, expired or terminated shall again be available for subsequent grants under the Omnibus Plan, and the number of Awards available to grant increases as the number of issued and outstanding Subordinate Voting Shares increases.

Limits	The aggregate number of Subordinate Voting Shares:

(i)	issuable to Insiders at any time, under all of the Company’s Security- Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares; and

(ii)	issued to Insiders within any one (1) year period, under all of the Company’s Security Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares.

Awards

The following are the Awards available for issuance under the Omnibus Plan.

Options. Each Option entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price determined by the Board.

RSUs. Each RSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5 of the Omnibus Plan. Upon the settlement, each RSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof.

PSUs. Each PSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 6 of the Omnibus Plan. Each PSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof upon the achievement of certain Performance Goals during such performance periods as the Plan Administrator shall establish.

DSUs. Each DSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 7 of the Omnibus Plan. Upon settlement, each DSU will consist of a right to receive one Subordinate Voting Share or a cash payment.

Grant and Market Value

Options. The Plan Administrator will establish the Exercise Price at the time each Option is granted, at the sole discretion of the Plan Administrator, subject to applicable securities laws and Exchange rules and provided that the Exercise Price must not be less than the Market Price at the time of granting the Option.

RSUs. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “RSU Service Year”). The number of RSUs granted at any particular time will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the Market Price on the Date of Grant.

PSUs. The Plan Administrator may grant PSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU.

DSUs. The Board may fix, from time to time, a portion of the Director Fees that is to be payable to Directors in the form of DSUs. Additionally, each Director has the right to elect to participate in the grant of additional DSUs in an amount, as elected by the Director, between 0% and 100% of any Director Fees that would otherwise be paid in cash, which election will be deemed to apply to all periods in calendar years following the calendar year for which it is made until it is terminated under section 7.1(d) of the Omnibus Plan. The number of DSUs granted at any particular time will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Market Price on the Date of Grant.

Vesting

Options. Vesting is determined by the Plan Administrator.

RSUs. Vesting is determined by the Plan Administrator.

PSUs. Vesting is determined by the Plan Administrator.

DSUs. Subject to the Award Agreement and except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant.

Expiry and Settlement Date

Options. The expiry date of each Option will be determined by the Plan Administrator, (subject to any accelerated termination) but cannot be later than 10 years from the Date of Grant and, if not specified, is 10 years from the Date of Grant.

RSUs. The settlement date of each RSU will be determined by the Plan Administrator, provided that no settlement date for any RSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any RSU, any later than the final Business Day of the 3rd calendar year following the applicable RSU Service Year.

PSUs. The settlement date of each PSU will be determined by the Plan Administrator, provided that no settlement date for any PSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any PSU, any later than the final Business Day of the 3rd calendar year following the applicable PSU Service Year.

DSUs. The settlement date will be determined by the Plan Administrator, and if not established, for a Participant who is not a U.S. Taxpayer the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date), and for a Participant who is a U.S. taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice.

Settlement

Options. At the election of the Plan Administrator, each vested Option can be settled in:

(i) one Subordinate Voting Share,

(ii) a cash payment equal to the In the Money Amount, or

(iii) a combination of Subordinate Voting Shares and cash.

If permitted by the Plan Administrator, a Participant may, in lieu of exercising an Option, elect to surrender such Option to the Company in consideration for an amount from the Company equal to: (x) the Market Price of the Subordinate Voting Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (y) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Subordinate Voting Shares.

RSUs. Upon settlement, each vested RSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i) one Subordinate Voting Share,

(ii) a cash payment, or,

(iii) a combination of Subordinate Voting Shares and cash.

Any cash payments made shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

PSUs. Upon settlement, each vested PSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i) one Subordinate Voting Share;

(ii) a cash payment, or

(iii) a combination of Subordinate Voting Shares and cash.

Any cash payments made shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

DSUs. Upon settlement, subject to the approval of the Plan Administrator, each vested DSU shall be redeemed for:

(i) one Subordinate Voting Share; or

(ii) a cash payment.

Any cash payments made shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

Dividend Equivalents

Unless determined by the Plan Administrator, an Award of RSUs, PSUs and DSUs include the right for such RSUs, PSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Subordinate Voting Shares.

Dividend equivalents shall be computed by dividing:

(i)	the amount obtained by multiplying the amount of the dividend declared and paid per Subordinate Voting Share by the number of RSUs, PSUs and DSUs, as applicable, held, by

(ii)	the Market Price at the close of the first Business Day immediately following the dividend record date.

Restricted Period	With respect to U.S. Taxpayers, except if such extension is prohibited by Section 409A of the Code, in the event that an Award expires, at a time when a scheduled restricted period is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry of such Award will be the date that is 10 Business Days after which such scheduled restricted period terminates or there is no longer such undisclosed material change or material fact.

Non-Transferability	Except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death

Termination or Cessation

Voluntary Resignation or Termination for Cause. Any Award that has not been exercised, surrendered or settled as of the Termination Date shall be immediately cancelled as of the Termination Date;

Termination Without Cause. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i) the Expiry Date of such Option; and

(ii) the date that is 90 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Disabled. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i) the Expiry Date of such Option; and

(ii) the date that is 180 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Death. Any vested Options may be exercised by the Participant’s beneficiary or legal representative at any time during the period that terminates on the earlier of:

(i) the Expiry Date of such Option; and

(ii) the first anniversary of the date of the death of such Participant.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Retirement. Subject to certain limitations, any vested Option may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i) the Expiry Date of such Option; and

(ii) the 3rd anniversary of the Participant’s date of Retirement.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

The foregoing is subject to any acceleration of vesting or waiver of termination made by the Plan Administrator.

Change of Control	Subject to the terms of the Omnibus Plan, the Plan Administrator may, without Participant consent, take such steps as it deems necessary or desirable, including to cause:

(i)	the conversion or exchange of any outstanding Awards into rights or other securities of substantially equivalent value, in any entity participating in or resulting from a Change in Control;

(ii)	outstanding Awards to vest, or restrictions applicable to an Award to lapse, prior to or upon consummation of a Change in Control, and terminate upon or immediately prior to the effectiveness of such Change in Control;

(iii)	the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award;

(iv)	the replacement of an Award with other rights or property, where such replacement would not adversely affect the holder; or

(v)	any combination of the foregoing.

U.S. Taxpayer Restrictions

Any Awards granted to a U.S. Taxpayer must comply with Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder, to the extent it is applicable.

Options granted under the Omnibus Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”).

The aggregate number of Subordinate Voting Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code.

At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Company, or of a “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Subordinate Voting Shares subject to the Option.

To the extent the aggregate Market Price as at the Date of Grant of the Subordinate Voting Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

Amendments	In addition to certain express permitted amendments, as set out in the Omnibus Plan, the Plan Administrator may from time to time, without notice and without shareholder consent, subject to applicable Securities Laws and policies of the NEO, amend, modify, change, suspend or terminate the Omnibus Plan or any Awards granted pursuant to the Omnibus Plan as it, in its discretion determines appropriate, provided, however, that:

(i)	no such amendment, modification, change, suspension or termination of the Omnibus Plan or any Awards may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or NEO requirements; and

(ii)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

MARKET FOR SECURITIES

Trading Price and Volume

The following table sets out information relating to the monthly trading of the Subordinate Voting Shares and Listed Warrants on the Cboe Canada (under the symbol “VERS” and “VERS.WT.A” respectively) for the year ended March 31, 2024:

Subordinate Voting Shares

Month	High (C$)	Low (C$)	Volume (# of Subordinate Voting Shares)
April 2023	1.85	1.28	9,837,018
May 2023	2.58	1.53	14,665,272
June 2023	3.72	2.00	22,879,530
July 2023	2.24	1.76	9,307,931
August 2023	2.01	1.19	7,579,766
September 2023	1.63	1.11	4,136,679
October 2023	1.48	0.78	6,455,107
November 2023	1.53	1.10	4,803,473
December 2023	1.94	1.10	5,811,259
January 2024	2.37	1.55	9,184,385
February 2024	2.00	1.29	5,701,402
March 2024	1.81	1.36	3,972,045

2022 Listed Warrants

Month	High (CDn$)	Low (Cdn$)	Volume (# of Listed Warrants)
April 2023	0.75	0.30	564,433
May 2023	1.54	0.52	808,279
June 2023	2.67	1.05	965,286
July 2023	1.23	0.74	269,293
August 2023	0.95	0.49	369,340
September 2023	0.70	0.55	4,400
October 2023	0.80	0.49	28,699
November 2023	0.50	0.255	96,100
December 2023	0.95	0.30	95,007
January 2024	1.33	0.64	430,428
February 2024	0.95	0.48	57,962
March 2024	1.00	0.445	324,221

2023 Listed Warrants

Month	High (CDn$)	Low (Cdn$)	Volume (# of Listed Warrants)
August 30-31, 2023(1)	1.09	1.09	0
September 2023	1.09	1.09	0
October 2023	1.09	0.02	25,600
November 2023	0.20	0.02	258,760
December 2023	0.20	0.08	17,987
January 2024	0.52	0.11	129,045
February 2024	0.32	0.30	19,916
March 2024	0.44	0.18	167,402

Notes:

(1)The 2023 Listed Warrants began trading on August 30, 2023.

Prior Sales

The following table summarizes the issuances during the year ended March 31, 2024 of securities of the Company that are outstanding but not listed or quoted on a marketplace.

Date of Issuance	Type of Security	Number of Securities		Issue/Exercise Price Per Security
03-Apr-2023	Finder Unit Warrants	23,700	(1)	$1.20
		6,423	(1)	$1.20
12-Apr-2023	Finder Unit Warrants	55,530	(1)	$1.20
20-Apr-2023	Finder Unit Warrants	5,250	(1)	$1.20
28-Apr-2023	Options	100,000	(2)	$1.65
Finder Unit Warrants		29,260	(1)	$1.20
12-May-2023	Finder Unit Warrants	49,531	(1)	$1.20
23-May-2023	Finder Unit Warrants	40,680	(1)	$1.20
25-May-2023	Finder Unit Warrants	51,090	(1)	$1.20
30-May-2023	Finder Unit Warrants	27,510	(1)	$1.20
02-Jun-2023	Finder Unit Warrants	31,038	(1)	$1.20
09-Jun-2023	Finder Unit Warrants	4,500	(1)	$1.20
16-Jun-2023	Finder Unit Warrants	27,465	(1)	$1.20
06-Jul-2023	Warrants	2,439,024	(3)	$2.55
	Special Warrants	6,612,849	(4)	$2.05
	Agent Special Warrants	405,383	(4)(5)	$2.05
10-Jul-2023	Finder Unit Warrants	2,660	(1)	$1.20
13-Jul-2023	Warrants	1,462,801	(6)	$2.55
21-Jul-2023	Warrants	25,000	(7)	$2.55
25-Jul-2023	Warrants	547,885	(6)	$2.55
02-Aug-2023	Warrants	175,607	(6)	$2.55
25-Aug-2023	Finder Unit Warrants	4,977	(1)	$1.20
15-Dec-2023	Options	9,900,000	(2)	$1.35

Notes:

(1)	Issued in connection with the exercise of finder warrants exercisable into units of the Company.
(2)	Granted to certain directors, employees and consultants of the Company pursuant to the Omnibus Plan.
(3)	Issued in connection with the LIFE Offering. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(4)	Issued in connection with the Brokered Offering. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(5)

Representing partial compensation paid to the certain agents and finders in connection with services provided by each under the Brokered Offering. Each such special warrant entitled the holder to acquire one warrant exercisable into a unit of the Company.

(6)	Issued in connection with the conversion of the March 2023 Convertible Debentures.
(7)	Issued to certain advisors in connection with sales to purchasers on the president’s list in connection with the LIFE Offering.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

As of the date of this AIF, no securities of the Company are held, to the knowledge of the Company, in escrow or are subject to a contractual restriction on transfer.

DIRECTORS AND EXECUTIVE OFFICERS

Name, Occupation and Security Holding

The following table sets forth information with respect to the directors and executive officers of the Company as at the date of this AIF, including their respective provinces or states and countries of residence, their position(s) and office(s) with the Company, their principal occupation(s) for the last five years, the dates on which they first became directors or officers of the Company and the number of the Subordinate Voting Shares and Proportionate Voting Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by such persons or such persons’ respective associates or affiliates.

The directors hold office until the next annual meeting of shareholders of the Company. The term of office of the executive officers expires at the discretion of the Board.

Name and Residence	Position(s) and Office(s) with the Company	Principal Occupation(s) During the Past Five Years	Period as Director and/or Officer	Number and Percentage of Shares Held(1)
Gabriel René California, USA	Chief Executive Officer and Director	CEO of VERSES since September 2018. Self-Employed Business Consultant from December 2016 – September 2018.	Director since July 19, 2021. Chief Executive Officer since September 27, 2021	31,275,001 Subordinate Voting Shares (20.84%)
Dan Mapes California, USA	President and Director	President of VERSES since September 2019.	Director since July 19, 2021. President since September 27, 2021	31,275,001 Subordinate Voting Shares (20.84%)
Kevin Wilson California, USA	Chief Financial Officer and Secretary	CFO and Secretary of VERSES since January 2022. Self-employed as a fractionalized CFO for various companies from November 2015- December 2021.	Since September 27, 2021	32,300 Subordinate Voting Share (0.02%)
G. Scott Paterson(2)(3)(4) Ontario, Canada	Director	President of Patstar Inc. since July 1988.	Since June 15, 2022	375,000 Subordinate Voting Shares (0.25%)
Jay Samit(2)(3)(4) California, USA	Director	Retired since October 2018.	Since June 15, 2022	12,280 Subordinate Voting Shares (0.01%)
Jonathan De Vos(2)(3)(4) London, United Kingdom	Director	Self-employed as a business advisor and private investor since May 2020. Senior Analyst at Invesco UK Ltd. from May 2015 – May 2020.	Since April 14, 2022	195,600 Subordinate Voting Shares (0.13%)

Notes:

(1)	Based on 150,291,052 Subordinate Voting Shares issued and outstanding.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating & Corporate Governance Committee.

Aggregate Ownership of Securities

To the Company’s knowledge as at the date of this AIF, its directors and executive officers as a group beneficially own, or control or direct, directly or indirectly, 63,165,182 Subordinate Voting Shares representing approximately 42.08% of the outstanding Subordinate Voting Shares on a non-diluted basis.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Orders

To the Company’s knowledge, at the date of this AIF, no director or executive officer of the Company is, or was within 10 years prior to the date of this AIF, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(i)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under Securities Legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer of the relevant company; or

(ii)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under Securities Legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcies

To the Company’s knowledge, and other than as disclosed herein, no director or executive officer of the Company or any shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company:

(i)	is as at the date of this AIF, or has been within the 10 years before the date hereof, a director or executive officer of any company, including the Company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(ii)	has, within the 10 years before the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Kevin Wilson was appointed as Chief Financial Officer and director of DigitalTown, Inc. (“DigitalTown”) in May 2019. DigitalTown sought a restart of its business following 2019, however, due to failed negotiations with a former Chief Executive Officer in relation to a disclosed lawsuit, DigitalTown applied for a Chapter 11, Subchapter V reorganization bankruptcy in September 2020 to reorganize its debt. This petition was denied and the case was converted into Chapter 7 Bankruptcy. The Chapter 7 Bankruptcy case for DigitalTown closed on April 6, 2022, following which, DigitalTown became a discharged bankrupt.

Penalties or Sanctions

To the Company’s knowledge, and other than as disclosed herein, no director or executive officer of the Company or any shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to:

(i)	any penalties or sanctions imposed by a court relating to provincial and territorial Securities Legislation or by a provincial and territorial securities regulatory authority or has entered into a settlement agreement with a provincial and territorial securities regulatory authority; or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

G. Scott Paterson, Director of the Company, reached a voluntary settlement with the Ontario Securities Commission in December 2001 in respect to administrative proceedings which included a suspension of his registration for two years and a voluntary payment. There were no allegations that Mr. Paterson had violated any securities law, statute, regulation or policy statement pursuant to the aforesaid administrative proceedings.

Conflicts of Interest

To the best of the Company’s knowledge, except as disclosed elsewhere in this AIF, the Company is not aware of any existing or potential material conflicts of interest between the Company and any of its directors or officers as of the date hereof. However, certain of the Company’s directors and officers are, or may become, directors or officers of other companies with businesses which may conflict with its business. Accordingly, conflicts of interest may arise which could influence these individuals in evaluating possible acquisitions or in generally acting on the Company’s behalf. See also “Risk Factors – Risks Relating to the Company – Conflicts of Interest”.

Pursuant to the BCBCA, directors and officers of the Company are required to act honestly and in good faith with a view to the best interests of the Company. Generally, as a matter of practice, directors who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any board discussion respecting that contract or transaction. If on occasion such directors do participate in the discussions, they will refrain from voting on any matters relating to matters in which they have disclosed a material interest. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which directors or officers may have a conflict.

See also “Interests of Management and Others in Material Transactions”.

PROMOTERS

Gabriel René, Chief Executive Officer and Director of the Company and Dan Mapes, President and Director of the Company are considered to be promoters of the Company as they took the initiative in substantially reorganizing certain aspects of the business of the Company.

Mr. René has ownership and control of 31,275,001 Subordinate Voting Shares, representing 20.84% of the issued and outstanding Subordinate Voting Shares as of the date of this AIF. Mr. Mapes also has ownership and control of 31,275,001 Subordinate Voting Shares, representing 20.84% of the issued and outstanding Subordinate Voting Shares as of the date of this AIF.

Pursuant to an employment contract between the Company (through VERSES, Inc., an Indirect Subsidiary) and Gabriel René, Mr. René is paid an annual salary of $300,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. Pursuant to an employment contract (through VERSES, Inc., an Indirect Subsidiary) between the Company and Dan Mapes, Mr. Mapes is paid an annual salary of $264,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. For further information, please see “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Except for the claims set out under “Risk Factors – Risks Related to the Company’s Business – Claims and Legal Proceedings”, there are no outstanding legal proceedings material to the Company to which the Company is a party or in respect of which its respective business is subject, nor are there any such proceedings known to the Company to be contemplated.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No director, executive officer or Subordinate Voting Shareholder or Proportionate Voting Shareholder that beneficially owns, or controls or directs, directly or indirectly, more than 10% of the issued Subordinate Voting Shares or Proportionate Voting Shares, respectively, or any of their respective associates or affiliates, has any material interest, direct or indirect, in any transaction within the three years before the date of this AIF which has materially affected or is reasonably expected to materially affect the Company or any subsidiary of the Company.

TRANSFER AGENTS AND REGISTRARS

The registrar and transfer agent for the Subordinate Voting Shares is Endeavor Trust Corporation having its principal office at Suite 702 – 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

MATERIAL CONTRACTS

The following is a summary of each material contract, other than contracts entered into in the ordinary course of the Company business, that was entered into in the financial year ended March 31, 2023, or up to the date of this AIF, that is still in effect:

1.	The NRI SaaS Agreement. See “General Development of the Business – Three Year History – Development of the Business” for further details.

2.	The Cyberlab Purchase Agreement. A software acquisition and IP transfer agreement entered into between VTU and Cyblerlab, LLC (the “Cyberlab Purchase Agreement”) whereby VTU purchased intellectual property from Cyberlab LLC, a company owned by Dan Mapes, President and a director of Cyberlab, for US$1,500,000. The intellectual property was created by Cyberlab, LLC as part of its intention to incubate certain technological concepts for the VERSES Business. Since 2018, the intellectual property acquired by VTU has been a key catalyst for the development of the Spatial Web, Genius and the other key components of the VERSES Business.

Pursuant to the Cyberlab Purchase Agreement, VTU agreed to provide Cyberlab a royalty payment (the “Cyberlab Royalty”) upon the occurrence of a liquidity event of a subsidiary of VTU, which included: an initial public offering; acquisition for cash or third-party shares or a combination of cash and third-party shares; or any other event resulting in a capital gain to the shareholders of the subsidiary and the financial assets associated. Payments under the Cyberlab Royalty, when triggered, will equal 10% of VTU’s interest in an applicable liquidity event and shall be made as soon as practical following a liquidity event.

INTERESTS OF EXPERTS

No person or company whose profession or business gives authority to a report, valuation, statement or opinion made by the person or company are named in this AIF as having prepared or certified any of the aforementioned documents or any part thereof described in this AIF.

Smythe LLP, Chartered Professional Accountants, the current auditor of the Company, prepared an auditor’s report dated June 28, 2024 on the Company’s annual consolidated financial statements as at and for the year ended March 31, 2024 and has advised the Company that it is independent of the Company in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

AUDIT COMMITTEE

Audit Committee Charter

The full text of the Audit Committee Charter is attached to this AIF as Schedule “A”.

The primary function of the Audit Committee, under the supervision of the Board, will be to assist the Board in fulfilling its oversight responsibilities regarding the integrity of the Company’s accounting and financial reporting processes and provision of financial information to the shareholders and others, the systems of internal controls and disclosure controls, the Company’s internal and external audit process, the Company’s policies with regard to ethics and business practices, and monitoring compliance with the Company’s legal and regulatory requirements with respect to its financial statements.

The Audit Committee will be accountable to the Board. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee will be expected to maintain open communications between the Company’s external auditor, senior management and the Board. The Audit Committee will not plan or perform audits or warrant or attest to the accuracy or completeness of the Company’s financial statements or financial disclosure or compliance with generally accepted accounting procedures as these are the responsibilities of management and the Company’s auditor.

Composition of the Audit Committee

The Company has formed an Audit Committee comprised of Jonathan De Vos (Chair), G. Scott Paterson and Jay Samit, all of whom are “financially literate” as defined in NI 52-110. Mr. De Vos and Mr. Paterson are “independent” as defined in NI 52-110. Mr. Samit is not considered to be independent for the purposes of NI 52-110 due to the direct compensation received by Mr. Samit as contractor to the Company.

The Company is currently considering the appointment of an additional independent director to ensure that there are adequate independent directors presiding on the Audit Committee. There is however no certainty that such additional independent director will be identified or appointed at all.

Relevant Education and Experience

Each member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

A summary of the experience and education of the Audit Committee members is set out below.

Jonathan De Vos – Mr. De Vos is an investment professional based in London, UK. He was previously a generalist investment manager on the Global Emerging Markets team at Invesco, where he was responsible for deep analysis of companies across all sectors as well as portfolio management responsibilities on the Latin American and emerging Europe strategies. Prior to joining Invesco in 2015, Mr. De Vos spent 13 years at Raymond James & Associates, first as a sell-side equity analyst covering industrials and then as head of institutional sales and trading for Raymond James Ltd. in Europe. Mr. De Vos has extensive knowledge of the European asset management industry, with a particular emphasis on growth equities and placed more than $1 billion of new issuance for the firm’s corporate clients. Mr. De Vos holds an Honours Business Administration degree and an Honours Bachelor of Science in Pharmacology and Toxicology degree, both from Western University.

G. Scott Paterson – G. Scott Paterson is a Toronto-based technology and media venture capitalist who has been active for 30 years in the investment banking industry. Mr. Paterson worked at Dominion Securities Pitfield as a retail broker in 1985. Paterson was recruited by Richardson Greenshields in 1987 and in 1990 was invited to the then recently formed Midland Walwyn where he held the position of senior investment banker for four years. Mr. Paterson focused on banking technology and media companies while at Midland Walwyn becoming the firm’s most productive banker (as measured by fees generated). In April 1995, Mr. Paterson was recruited to Yorkton Securities where he led the firm’s transformation from a mining-focused brokerage firm to technology investment bank focused on technology, internet, biotechnology and film & television. Paterson served as CEO of Yorkton Securities from 1998 to 2001.

Jay Samit – Jay Samit, is an entrepreneur and intrepreneur who is recognized as one of the world’s leading experts on disruption and innovation. Mr. Samit served as the independent vice chairman of Deloitte Digital from 2016 to 2018. He is also a international bestselling author and columnist on exponential technologies (Artificial Intelligence, Augmented Reality, autonomous vehicles, etc.) for Fortune magazine.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s current financial year has the Company relied on any exemption provided by section 2.4, Part 3 or Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee will nominate and engage the Company’s auditor to audit the financial statements, and approves all audit, audit-related services, tax services and other services provided by the Company’s independent registered public accounting firm, Smythe LLP, Chartered Professional Accountants. Any significant services provided by Smythe that are not specifically included within the scope of the audit must be pre-approved by the audit committee prior to any engagement. The Audit Committee will be permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception before the completion of the engagement.

External Auditor Service Fees (By Category)

The fees billed by the Company’s current auditor, Smythe LLP, for the financial year ended March 31, 2024 and the period ending March 31, 2023, for audit and non-audit related services provided to the Company or its subsidiaries (if any) were as follows:

Financial Period Ending	Audit Fees	Audit Related Fees(1)	Tax Fees(2)	All Other Fees(3)
March 31, 2023	$100,000	$74,844	$33,575 and US$33,570	C$	10,000
March 31, 2024	$95,000	$54,000	US$27,392		$6,628

Notes:

(1)	Fees charged for assurance and related services that are reasonably related to the performance of an audit or review of the Company’s financial statements, and not included under Audit Fees.
(2)	Fees charged for tax compliance, tax advice and tax planning services.
(3)	Fees for services other than disclosed in any other column.

STATEMENT OF EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis is intended to provide information about the Company’s philosophy, objectives and processes regarding compensation for the executive officers of the Company. It explains how decisions regarding executive compensation are made and the reasoning behind these decisions.

Introduction

The following information, dated as of the date of this AIF, is provided pursuant to Form 51-102F6 – Statement of Executive Compensation, to provide information about the Company’s executive compensation in respect of the financial year ended March 31, 2024.

In this form, “Named Executive Officer” (or “NEO”) means each of the following individuals:

(i)	the Chief Executive Officer (“CEO”);

(ii)	the Chief Financial Officer (“CFO”);

(iii)	each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and

(iv)	each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at March 31, 2023.

For the financial year ending March 31, 2024, the Company had the following Named Executive Officers:

●	Gabriel René – Chief Executive Officer;

●	Kevin Wilson – Chief Financial Officer and Secretary;

●	Stephan Swanson – Chief Administration Officer

●	Capm Petersen – Chief Innovation Officer; and

●	Michael Wadden – Chief Commercial Officer.

Compensation Philosophy and Objectives of Compensation Program

To achieve the Company’s objectives, the Company believes it is critical to create and maintain compensation programs that attract and retain committed, highly qualified personnel and to motivate them to assist in the achievement of the Company’s business objectives, by providing appropriate rewards and incentives.

The Company’s compensation program is designed to reward performance that contributes to the achievement of the Company’s business strategy on both a short-term and long-term basis, without unduly increasing the risks associated with the Company’s business and its business strategy. In furtherance of the foregoing the Company strives to reward qualities that it believes help achieve its strategy such as teamwork, individual performance in light of general economic and industry specific conditions, efforts to mitigate the business, financial and other risks facing the Company, integrity and resourcefulness, the ability to manage the Company’s existing assets, the ability to identify and pursue new business opportunities, responsibility and accountability, and tenure with the Company.

Risk-Management Implications

The Compensation Committee exercises both positive and negative discretion in relation to compensation and the allocation of “at-risk” compensation (being cash bonuses and securities-based compensation), to encourage and reward performance that does not increase, and where practical mitigates, the Company’s exposure to business and other financial risks including those identified in the Company’s Annual Information Form and Management’s Discussion and Analysis. The nature of the business in which the Company operates requires some level of risk-taking to achieve growth. The following aspects of the Company’s executive compensation program are designed to encourage practices and activities that should enhance long-term value and sustainable growth and limit incentives that could encourage inappropriate or excessive risk-taking:

●	an annual cash bonus target, determined as a percentage of an executive’s annual salary, that may be earned in a calendar year; and
●	setting standard terms (i.e. vesting, settlement) on grants of Awards which align interests with longer-term growth of the Company.

The Compensation Committee regularly considers risks associated with the Company’s compensation policies and practices.

Although the Company has not adopted a written policy regarding the purchase of financial instruments, the Company’s Named Executive Officers and directors are not permitted to purchase financial instruments, including for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by Named Executive Officers or directors.

Compensation Mix

The Company compensates its executive officers through base salary, cash bonuses, as well as through Awards under the Omnibus Plan at levels which the Compensation Committee believes are reasonable in light of the performance of the Company under the leadership of the executive officers. The objective of the compensation program is to provide a combination of short, medium and long term incentives that reward performance and also are designed to achieve retention of high-quality executives.

The following table provides an overview of the elements of the Company’s compensation program.

Compensation Element	Award Type	Objective	Key Features
Base Salary	Salary	Provides a fixed level of regularly paid cash compensation for performing day-to-day executive level responsibilities.	Recognizes each officer’s unique value and historical contribution to the success of the Company in light of salary norms in the industry and the general marketplace.
Annual Cash Bonuses	Annual non-equity incentive plan	Motivates executive officers to achieve key corporate objectives by rewarding the achievement of these objectives.	Discretionary cash payments recommended to the Board by the Compensation Committee based upon contribution to the achievement of corporate objectives and individual performance.
Long-Term Incentives	Option-based and share-based awards (RSUs, PSUs and DSUs)	Long-term, equity-based, incentive compensation that rewards long-term performance by allowing executive officers to participate in the long-term appreciation of the Shares (defined below). The Board believes that the granting of Options and/or RSUs, PSUs and DSUs is required in order for the Company to be competitive with its peers from a total remuneration standpoint and to encourage executive officer retention.	Awards granted pursuant to the Omnibus Plan as determined by the Board, typically based on recommendations from the Compensation Committee.

The Named Executive Officers are also eligible to participate in the same benefits offered to all full-time employees. The Company does not view these benefits as a significant element of its compensation structure but does believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Assessment of Compensation

In determining appropriate levels of executive compensation, the Compensation Committee will take into account recommendations made by the Chief Executive Officer and President in respect of the Named Executive Officers (other than himself). In reviewing comparative data, the Compensation Committee will not engage in benchmarking for the purposes of establishing compensation levels relative to any predetermined point. In the Company’s view, external and third-party survey data provides an insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to the differences in the size, scope and location of operations of comparable corporations and the lack of sufficient appropriate matches to provide statistical relevance.

●	Salary: Base salary is intended to compensate core competences in the executive role relative to skills, experience and contribution to the Company. Base salary provides fixed compensation determined by reference to competitive market information. The Company believes that salaries should be competitive and, as such, should provide the executive officers with an appropriate compensation that reflects their level of responsibility, industry experience, individual performance and contribution to the growth of the Company

●	Annual Cash Bonuses: Bonuses are paid at the discretion of the Board on recommendation of the Compensation Committee based upon the performance of the individual, achievement of corporate objectives and the individual executive’s contribution thereto. Bonuses awarded by the Compensation Committee are intended to be competitive with the market while rewarding executive officers for meeting qualitative goals, including delivering near-term financial and operating results, developing long-term growth prospects, improving the efficiency and effectiveness of business operations and building a culture of teamwork focused on creating long-term shareholder value. Consistent with the flexible nature of the annual bonus program, the Compensation Committee will not assign any specific weight to any particular performance goal. The Board can exercise discretion to award compensation absent attainment of a pre-determined performance goal, or to reduce or increase the size of a bonus award. To date, the Board has not exercised its discretion to award a bonus absent attainment of applicable performance goals. The Compensation Committee will consider not only the Company’s performance during the year with respect to the qualitative goals, but also with respect to market and economic trends and forces, extraordinary internal and market-driven events, unanticipated developments and other extenuating circumstances. In sum, the Compensation Committee will analyze the total mix of available information on a qualitative, rather than quantitative, basis in making bonus determinations. Target bonuses for Named Executive Officers may be exceeded if an executive officer is instrumental in the achievement of favorable milestones in addition to pre-determined objectives, and in circumstances where an executive’s individual commitment and performance is exceptional.

●	Long-Term Incentives: The allocation of Awards and the terms thereof, are integral components of the compensation package of the executive officers of the Company. The Company’s Omnibus Plan is in place for the purpose of providing equity-based compensation to its officers, employees and consultants. The Company believes that the grant of Awards to the executive officers serve to motivate achievement of the Company’s long-term strategic objectives and the result will benefit all shareholders of the Company. Awards will be granted to employees of the Company (including the directors and Named Executive Officers) by the Board, which bases its recommendations in part upon recommendations of the Chief Executive Officer and President relative to the level of responsibility and contribution of the individuals toward the Company’s goals and objectives.

The Compensation Committee will exercise its discretion to adjust the number of Awards granted based upon its assessment of individual and corporate performance and the anticipated future hiring requirements of the Company. Also, the Compensation Committee will consider the overall number of Awards that are outstanding relative to the number of Subordinate Voting Shares and Proportionate Voting Shares of the Company and the overall number of Awards held by each individual optionee relative to the number of Awards that are available under the Omnibus Plan in determining whether to make any new grants of Awards and the size of such grants. The granting of specific Awards to Named Executive Officers is generally reviewed for recommendation to the Board for final approval. The Compensation Committee will review and recommend to the Board the remuneration of the Company’s Named Executive Officers. The recommendations will be based on a number of factors, including the Company’s performance as measured by the advancement of business objectives, which performance may not necessarily be reflected in the trading price of the Subordinate Voting Shares on Cboe Canada in the future.

The Compensation Committee reviews and recommends to the Board the remuneration of the Company’s Named Executive Officers. The Compensation Committee’s recommendations are based on a number of factors, including the Company’s performance as measured by the advancement of business objectives, which performance is not necessarily reflected in the trading price of the Subordinate Voting Shares on Cboe Canada. The trading price of the Subordinate Voting Shares on Cboe Canada is subject to fluctuation based on a number of factors, many of which are outside the control of the Company. These include, but are not limited to risk factors enumerated under the heading “Risk Factors” in this AIF.

Compensation Governance

The Company’s executive compensation program is administered by the Compensation Committee, which is comprised solely of independent directors. The Compensation Committee is comprised of: G. Scott Paterson, Jay Samit and Jonathan De Vos. Each member of the Compensation Committee is independent for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices and is experienced in dealing with compensation matters by virtue of having previously held senior executive or similar positions requiring such individuals to be directly involved in establishing compensation philosophy and policies and in determining overall compensation of executives.

As a whole, the members of the Compensation Committee have direct experience and skills relevant to their responsibilities in executive compensation, including with respect to enabling the Compensation Committee in making informed decisions on the suitability of the Company’s compensation policies and practices. Each member has significant experience working in executive and financial management roles.

The Compensation Committee, under the supervision of the Board, has the overall responsibility for recommending to the Board levels of compensation for the Company’s executive officers as well as certain key employees and non-executive officers for approval by the Board, and for recommending compensation for directors, including the granting of equity-based incentive awards for approval by the Board and determining whether security holder approval should be obtained for equity-based incentive plans and related Award grants.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for the Company’s two most recently completed financial years in respect of each NEO.

Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary (US$)	Share Based Awards (US$)	Option- Based Awards (2)(3) (US$)	Annual Incentive Plans(4) (US$)	Long-Term Incentive Plans (US$)	Pension Value (US$)	All Other Comp- ensation(5) (US$)	Total Comp- ensation (US$)
Gabriel Rene CEO and Director	2024 2023	435,000 300,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	435,000 300,000
Kevin Wilson CFO and Secretary	2024 2023	249,000 249,000	Nil Nil	335,808 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	584,808 249,000
Stephan Swanson Chief Administration Officer	2024 2023	237,000 237,000	Nil Nil	1,146,086 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	1,383,086 237,000
Capm Petersen Chief Innovation Officer	2024 2023	237,000 237,000	Nil Nil	1,146,086 Nil	Nil Nil	Nil Nil	Nil Nil	Nil 67,300	1,383,086 237,000
Michael Wadden Chief Commercial Officer	2024 2023	237,000 237,000	Nil Nil	1,087,973 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	1,324,973 237,000

Notes:

(1)	All amounts reporting in US dollars.
(2)	Represents Options to purchase Subordinate Voting Shares, with each Option upon exercise entitling the holder to acquire one Subordinate Voting Share. The grant date fair value has been calculated in accordance with Section 3870 of the CICA Handbook. The value of Option-based awards was determined using the Black-Scholes option pricing model.
(3)	The actual value of the Options granted to the NEOs will be determined based on the market price of the Subordinate Voting Shares at the time of exercise of such Options, which may be greater or less than grant date fair value reflected in the table above. See “Incentive Plan Awards - Outstanding Share-Based and Option-Based Awards - Named Executive Officers”.
(4)	Annual Incentive Plan amounts represent discretionary cash bonuses earned in the year noted but paid in the following year. See “Compensation Discussion and Analysis”.
(5)	“Nil” indicates perquisites and other personal benefits did not exceed C$50,000 or 10 percent of the total of the annual salary of the Named Executive Officer during the reporting period. “All Other Compensation” includes perquisites and other benefits including vehicle allowance, parking, life insurance premiums and club membership fees.

Incentive Plan Awards

Outstanding Share-based awards and Option-based awards

The following table sets forth information with respect to all outstanding securities granted under the Omnibus Plan to the Named Executive Officers, as at March 31, 2024.

	Option-Based Awards				Share-based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Gabriel René CEO and Director	Nil	Nil	N/A	Nil	Nil	Nil	Nil
Kevin Wilson CFO and Secretary	439,506	1.35	December 15, 2028	35,160.48	Nil	Nil	Nil
Stephan Swanson Chief Administration Officer	1,500,000	1.35	December 15, 2028	120,000	Nil	Nil	Nil
Capm Petersen Chief Innovation Officer	1,500,000	1.35	December 15, 2028	120,000	Nil	Nil	Nil
Michael Wadden Chief Commercial Officer	1.607,271	1.35	December 15, 2028	128,581.68	308,038	Nil	Nil

The NEO and directors of the Company did not exercise any compensation securities of the Company during the year ended March 31, 2024.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value of awards under the Omnibus Plan to the Named Executive Officers of the Company that vested during the period ending March 31, 2024 and bonuses awarded to Named Executive Officers, for the financial year ending March 31, 2024.

Name	Option-Based Awards - Value Vested During Year (1)(2) ($)	Share-Based Awards - Value Vested During Year ($)	Non-Equity Incentive Plan Compensation- Value Earned During Year ($)
Gabriel René CEO and Director	Nil	Nil	Nil
Kevin Wilson CFO and Secretary	Nil	Nil	Nil
Stephan Swanson Chief Administration Officer	Nil	Nil	Nil
Capm Petersen Chief Innovation Officer	Nil	Nil	Nil
Michael Wadden Chief Commercial Officer	Nil	Nil	Nil

Notes:

(1)	This amount is the dollar value that would have been realized if the Options held by such individual had been exercised on the vesting date(s). This amount is computed by obtaining the difference between the market price of the underlying securities at exercise and the exercise or base price of the Options under the Option-based award on the vesting date.

(2)	This amount is the dollar value realized computed by multiplying the number of Shares by the market value of the underlying Shares on the vesting date.

Pension Plan Benefits

The Company has not established a pension plan for the benefit of its executive officers that provides for payments or benefits at, following, or in connection with retirement.

Deferred Compensation Plans

The Company does not have any deferred compensation plans relating to a Named Executive Officer.

Employment Agreements and Termination and Change of Control Benefits

Other than as described below, the Company does not have any contract, agreement, plan or arrangement that provides for payments to the Named Executive Officers at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a director or Named Executive Officer’s responsibilities.

The Company entered into an employment contract through VERSES, Inc., an indirect subsidiary of the Company, with Gabriel René in connection with Mr. René’s position as founder and Chief Executive Officer of the Company (the “CEO Contract”). The original term of the CEO Contract began on December 31, 2021 and ended on December 31, 2022, and the CEO Contract can be renewed for additional twelve month terms unless the CEO Contract is terminated according to its terms. Pursuant to the CEO Contract, Mr. René is paid an annual salary of US$360,000 (amended from US$300,000) in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. René is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. René’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CEO Contact or (B) the assignment to Mr. René of a job role or position duties materially inconsistent with those contemplated by the CEO Contract; (C) the interposition of any direct reporting supervisor or manager over Mr. René other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. René will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. René’s base salary (US$360,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. René’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. René’s receipt of any severance package may be conditioned upon Mr. René’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. René’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CEO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

The Company entered into an employment contract through VERSES, Inc., with Kevin Wilson in connection with Mr. Wilson’s position as Chief Financial Officer of the Company (the “CFO Contract”). The term of the CFO Contract originally began on December 31, 2021 and ended on December 31, 2022, and the CFO Contract can be renewed for additional twelve month terms unless the CFO Contract is terminated according to its terms. Pursuant to the CFO Contract, Mr. Wilson is paid an annual salary of US$249,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Wilson is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Wilson’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CFO Contact or (B) the assignment to Mr. Wilson of a job role or position duties materially inconsistent with those contemplated by the CFO Contract; (C) the interposition of any direct reporting supervisor or manager over Mr. Wilson other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Wilson will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Wilson’s base salary (US$249,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Wilson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Wilson’s receipt of any severance package may be conditioned upon Mr. Wilson’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Wilson’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CFO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

The Company entered into an employment contract through VERSES, Inc., with Stephan Swanson in connection with Mr. Swansons’ position as Chief Administration Officer of the Company (the “CAO Contract”). The original term of the CAO Contract began on January 1, 2022 and ended on December 31, 2022, and the CAO Contract can be renewed for additional twelve month terms unless the CAO Contract is terminated according to its terms. Pursuant to the CAO Contract, Mr. Swanson is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Swanson is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Swanson’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CAO Contact or (B) the assignment to Mr. Swanson of a job role or position duties materially inconsistent with those contemplated by the CAO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Swanson will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Swanson’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Swanson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Swanson’s receipt of any severance package may be conditioned upon Mr. Swanson’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Swanson employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CAO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

The Company entered into an employment contract through VERSES, Inc., with Capm Petersen in connection with Mr. Petersen’s position as Chief Innovation Officer of the Company (the “CIO Contract”). The original term of the CIO Contract began on January 1, 2022 and ended on December 31, 2022, and the CIO Contract can be renewed for additional twelve month terms unless the CIO Contract is terminated according to its terms. Pursuant to the CIO Contract, Mr. Petersen is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Petersen is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Petersen’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CIO Contact or (B) the assignment to Mr. Petersen of a job role or position duties materially inconsistent with those contemplated by the CIO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Petersen will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Petersen’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Petersen’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Petersen’s receipt of any severance package may be conditioned upon Mr. Petersen’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Petersen employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CIO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

The Company entered into an employment contract through VERSES, Inc., with Michael Wadden in connection with Mr. Wadden’s position as Chief Commercial Officer of the Company (the “CCO Contract”). The original term of the CCO Contract began on January 1, 2022 and ended on December 31, 2022, and the CCO Contract can be renewed for additional twelve month terms unless the CCO Contract is terminated according to its terms. Pursuant to the CCO Contract, Mr. Wadden is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Wadden is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Wadden’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CCO Contact or (B) the assignment to Mr. Wadden of a job role or position duties materially inconsistent with those contemplated by the CCO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO; or (D) a change of control of the Company, Mr. Wadden will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Wadden’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Wadden’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Wadden’s receipt of any severance package may be conditioned upon Mr. Wadden’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Wadden’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CCO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

Director Compensation

Director Compensation Table

The Company compensates its executive officers through base salary, cash bonuses, and Awards under the Omnibus Plan. No bonuses were paid by the Company to its directors for the year ended March 31, 2024.

The following table sets forth the compensation paid to the directors who are not NEOs for the Company’s most recently completed financial year:

Director	Fees Earned	Share- Based Awards	Option- Based Awards(2)	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Jonathan De Vos Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jay Samit Director	41,067	Nil	Nil	Nil	Nil	Nil	41,067
G. Scott Paterson Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	All amounts are reported in USD.
(2)	Represents Options to purchase Subordinate Voting Shares, with each Option upon exercise entitling the holder to acquire one Subordinate Voting Share. The grant date fair value has been calculated in accordance with Section 3870 of the CICA Handbook. The value of Option-based awards was determined using the Black-Scholes option pricing model. These Options were granted, and the Company’s Subordinate Voting Share trading price is reported in, Canadian dollars. All amounts above are in US$, calculated using the currency rates in effect on the date of grant.
(3)	The actual value of the Options will be determined based on the market price of the Subordinate Voting Shares at the time of exercise of such Options, which may be greater or less than grant date fair value reflected in the table above.

Outstanding Share-Based Awards and Option-Based Awards – Directors

The following table sets forth information with respect to all outstanding Share-based and Option-based awards to directors who are not NEOs as at March 31, 2024.

	Option-based Awards				Share-based Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Jonathan De Vos Director	1,000,000	$0.80	June 16, 2027	630,000	Nil	Nil	Nil
Jay Samit Director	1,000,000	$0.80	June 16, 2027	630,000	Nil	Nil	Nil
G. Scott Paterson Director	500,000	$0.80	June 16, 2027	315,000	500,000(1)	Nil	630,000

Notes:

(1)	Restricted Share Units to vest 1/3 on the first anniversary of the Listing Date and 1/3 each subsequent anniversary thereafter.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value of awards under the Omnibus Plan to directors that vested during the period ending March 31, 2024 and bonuses awarded to directors, for the financial year ending March 31, 2024.

Name	Option-Based Awards – Value Vested During Year(1)(2) ($)	Share-Based Awards – Value Vested During Year(3) ($)	Non-Equity Incentive Plan Compensation- Value Earned During Year ($)
Jonathan De Vos Director	522,500	Nil	Nil
Jay Samit Director	522,500	Nil	Nil
G. Scott Paterson Director	261,250	361,665	Nil
Robert Shewchuk(1) Former Director	Nil	Nil	Nil

Notes:

(1)	This amount is the dollar value that would have been realized if the Options held by such individual had been exercised on the vesting date(s). This amount is computed by obtaining the difference between the market price of the underlying securities at exercise and the exercise or base price of the Options under the Option-based award on the vesting date.
(2)	The actual value of the Options granted to the director will be determined based on the market price of the Shares at the time of exercise of such Options, which may be greater or less than the value at the date of vesting reflected in the table above.
(3)	This amount is the dollar value realized computed by multiplying the number of Shares by the market value of the underlying Shares on the vesting date.

CORPORATE GOVERNANCE DISCLOSURE

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed so as to enhance Shareholder value. The Board fulfills its mandate directly and through any of its subcommittees at regularly scheduled meetings or at meetings held as required. Frequency of meetings may be increased, and the nature of the agenda items may be changed depending upon the state of the Company’s affairs and in light of opportunities or risks which the Company faces. The directors are kept informed of the Company’s business and affairs at these meetings as well as through reports and discussions with management on matters within their particular areas of expertise.

National Policy 58-201 – Corporate Governance Guidelines establishes corporate governance guidelines to be used by issuers in developing their own corporate governance practices. The Board is committed to ensuring that the Company has an effective corporate governance system, which adds value and assists the Company in achieving its objectives.

The Company’s approach to corporate governance is set forth below.

Board Mandate

The Board assumes responsibility for the stewardship of the Company and the enhancement of Shareholder value. The Board has adopted a formal mandate under which the Board acknowledges its responsibility for the stewardship of the Company, including:

(a)	the promotion of leadership and integrity throughout the Company, the Board, with the assistance of the committees as appropriate, selects senior management, directors, officers and advisors who the Board believes will conduct themselves with utmost integrity and will comply with the Board’s directions and policies and applicable laws and regulations;

(b)	in consultation with management, the annual review and approval of the strategic direction of the Company;

(c)	the review and identification of the principal risks to the Company and the review of management’s plans for the monitoring and management of those risks;

(d)	the annual identification of key individuals of the Company and in consultation with management, the determination of how best to replace such individuals should the need to arise;

(e)	the commitment to timely, effective and accurate corporate disclosure in accordance with all applicable laws;

(f)	the oversight of the Company’s auditor and the implementation and monitoring of internal control and management information systems;

(g)	the review of the Company’s corporate governance policies, practices and compliance, and the monitoring and assessment of the functioning of the Board and the committees of the Board;

(h)	the management of expectations and responsibilities of individual directors; and

(i)	the oversight of orientation and continuing education of incoming directors and current directors, as applicable.

The frequency of meetings of the Board and the nature of agenda items may change from year to year depending upon the activities of the Company. The Board meets on a regular basis to plan for the strategic growth of the Company. Frequency of Board meetings as well as the nature of agenda items change depending upon the state of the Company’s affairs and in light of opportunities or risks that the Company faces. When necessary and appropriate, issues may be approved and adopted by the Board by way of written resolutions.

The Board facilitates its exercise of independent supervision over the Company’s management through meetings of the Board held for the purposes of obtaining an update on significant corporate activities and plans, both with and without members of the Company’s management being in attendance.

Composition of the Board

The Company’s Board consists of five (5) directors, two (2) of whom are independent. For this purpose, a director is independent if he or she has no direct or indirect “material relationship” with VERSES, as defined in NI 58-101. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. An individual who has been an employee or executive officer of the Company within the last three years is considered to have a material relationship with the Company.

Of all the directors of the Company, G. Scott Paterson and Jonathan De Vos are considered to be independent for the purposes of NI 58-101. Gabriel René and Dan Mapes are not considered to be independent for the purposes of NI 58-101 as they are executives of the Company. Jay Samit is not considered to be independent for the purposes of NI 58-101 due to the direct compensation received by Mr. Samit as contractor to the Company.

The Company is currently considering the appointment of an additional independent director to ensure that there are adequate independent directors presiding on the Board. There is however no certainty that such additional independent director will be identified or appointed at all.

Directorships

Some of the directors of the Company serve on the boards of directors of other reporting issuers (or the equivalent) in Canada or foreign jurisdictions. The following table lists the directors of the Company who serve on boards of directors of other reporting issuers (or the equivalent) and the identities of such reporting issuers (or the equivalent).

Name of Director	Reporting Issuers (or the Equivalent)
G. Scott Paterson	QYOU Media Inc. (TSXV) CoinSmart Financial Inc. (Cboe Canada)

The Board has determined that these inter-locking directorships will not adversely impact the effectiveness of these directors on the Board or create any potential for conflicts of interest. However, certain of the Company’s directors are, or may become, directors, officers or shareholders of other companies with businesses which may conflict with the Company’s business.

Meetings of Independent Directors

The Board believes that, given its size and structure, it is able to facilitate independent judgment in carrying out its responsibilities. To enhance such independent judgment, the independent members of our Board may meet in the absence of senior executive officers or any non-independent directors. If a director of officer holds an interest in a transaction or agreement under consideration at a Board meeting or a meeting of a committee of the Board, that director or officer shall not be present at the time the Board or committee deliberates such transaction or agreement and shall abstain from voting on the matter, subject to certain limitations provided for in the BCBCA.

Position Descriptions

Mr. Samit currently acts as Chair to the Board. The Company has not developed a written position description for the Chair to the Board but the Chair’s role is generally delineated with the responsibility to preside at meetings of the Board and Shareholders, providing leadership to the Board and managing the Board. The Company has also not developed a written position description for the Chief Executive Officer and President due to the changing priorities of the Company. Generally, the Chief Executive Officer and President of the Company are currently responsible for overseeing the Board processes, to ensure the Board operates efficiently and effectively in carrying out its duties and to act as a liaison between the Board and management. The Chief Executive Officer and President are responsible and accountable for pursuing the strategic goals of the Company which are considered and adopted by the Board. Management is required to seek the Board’s approval for any major transaction. The Board would be required to give prior approval to any action that would lead to a material change in the nature of the business and affairs of the Company.

Specific position descriptions have not been adopted for the chairs of each of its committees as the Board is of the view that the respective committee charters are sufficiently specific that no separate description is necessary for the chairs of such committees.

Meetings of the Board

Regular meetings of the Board are called and held at such time and at such place as the Board may by resolution from time to time determine. A director may call a meeting of the Board at any time. During the year ended March 31, 2024, two (2) Board meetings were held. The number of meetings that were attended by each director is as follows:

1.	Gabriel René, Jay Samit and Dan Mapes attended two (2) meetings; and

2.	Jonathan De Vos and G. Scott Paterson attended two (2) meetings.

Orientation and Continuing Education

While the Company does not have a formal orientation and training program, new Board members are provided with:

1.	access to recent, publicly filed documents of the Company;
2.	access to management;
3.	access to legal counsel in the event of any questions relating to the Company’s compliance and other obligations; and
4.	internal presentations prepared by Company personnel on matters relevant to the Company’s business and operations.

Board members are encouraged to communicate with management, legal counsel and, where applicable, auditors and technical consultants of the Company; to keep themselves current with industry trends and developments and changes in legislation with management’s assistance; and to attend related industry seminars and visit the Company’s operations. Board members have full access to the Company’s records.

Ethical Business Conduct

The Board views good corporate governance as an integral component to the success of the Company and to meet responsibilities to Shareholders. The Board has adopted a written code of business conduct and ethics (the “Code”), which is applicable to all of the Company’s directors, officers and employees. The Company recognizes that each employee’s cooperation and commitment is necessary for continued success and the cultivation and maintenance of its reputation as a good corporate citizen. The Code addresses a number of important topics, including fair business practices, the management of conflicts of interest and corporate opportunities, confidentiality with respect to the Company’s assets and legal and regulatory compliance.

The Board monitors compliance with the Code by requesting that any person who becomes aware of any existing or potential violation of the Code promptly notify the Chair of the Audit Committee or the Company’s Ethics Officer. Shareholders may contact the Company at its office at 205-810 Quayside Drive, New Westminster, BC V3M 6B9, to request a copy of the Code.

The Company has not filed any material change report since the beginning of its most recently completed financial year pertaining to any conduct of a director or executive officer that constitutes a departure from the Code.

The Nominating & Corporate Governance Committee is responsible (among other things) for overseeing the procedure for monitoring directors’ responsibility and diligence and for determining the independence of directors. Under the Code, as well as under terms of reference for directors that have been developed by the Board, directors are required to exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest. In addition, the Company requires that directors who have a material interest declare that interest to the Board and, where applicable, its committees as well.

Nomination of Directors

The Company’s Nominating & Corporate Governance Committee is comprised of G. Scott Paterson, Jay Samit and Jonathan De Vos. Mr. Paterson and Mr. De Vos are each considered “independent” for the purposes of NI 58-101. The Nominating & Corporate Governance Committee is responsible for, among other things, establishing a process for identifying, recruiting, appointing, and providing ongoing development for directors, monitoring and assessing the functioning of the Board, committees of the Board, and the individual members of the Board, and ensuring the Board, directors and management adopt and observe good corporate governance practices. Members of the Board and representatives from industries relevant to the business of the Company are consulted for possible candidates, and search firms may be retained to the extent the Nominating & Corporate Governance Committee considers appropriate. The Board has adopted a written charter that formally sets forth the responsibilities, powers and operations of the Nominating & Corporate Governance Committee.

In making its recommendations of director nominees, the Nominating & Corporate Governance Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the diversity of the Board composition, including whether targets have been adopted for women, visible minorities, Aboriginal people and people with disabilities on the Board or in executive officer positions; (iii) the competencies and skills that the Board considers each existing director to possess; and (iv) the competencies and skills each new nominee would be expected to bring to the Board. The Nominating & Corporate Governance Committee also considers whether each new nominee will be able to devote sufficient time and resources to his or her duties as a member of the Board.

The Nominating & Corporate Governance Committee assess periodically, as necessary, or at least annually the overall effectiveness and contribution of the Board, Board committees and individual directors. The Nominating & Corporate Governance Committee also reviews, among other things, the Company’s corporate governance policies and the Company’s compliance with securities and corporate legislation and stock exchange policies, and addresses any corporate governance issues or Board complaints that may arise.

Majority Voting Policy

In addition, the Company has adopted a Majority Voting Policy for director elections. The purpose of the Majority Voting Policy is to ensure that the members of the Board carry the confidence and support of the Shareholders and that the Board continues to be committed to upholding high standards in corporate governance.

Pursuant to the Majority Voting Policy, each director of the Company must be elected by a majority of the votes cast with respect to their election, and, if the number of votes “withheld” for any nominee exceeds the number of votes “for”, the nominee must tender his or her resignation to the Board following the shareholders’ meeting to be effective upon acceptance by the Board. Upon such resignation, the Nominating & Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board on whether to accept or reject such resignation. The Board will consider such resignation and will accept the resignation absent exceptional circumstances, which formal action shall occur no later than 90 days following the date of the applicable shareholders’ meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board or the Nominating & Corporate Governance Committee at which the resignation is considered. Once the determination of the Board to accept or reject the director’s resignation has been made, the Company promptly announces the Board’s decision by press release (a copy of which will be concurrently provided to Cboe Canada).

Compensation

The Compensation Committee is comprised of G. Scott Paterson, Jay Samit and Jonathan De Vos, who are each considered “independent” for the purposes of NI 58-101. Each member is experienced in dealing with compensation matters by virtue of having previously held senior executive or similar positions requiring such individuals to be directly involved in establishing compensation philosophy and policies and in determining overall compensation of executives.

The Compensation Committee, under the supervision of the Board, has the overall responsibility for recommending to the Board levels of compensation for the Company’s executive officers as well as certain key employees and non-executive officers for approval by the Board, and for recommending compensation for directors, including the granting of equity-based incentive awards for approval by the Board and determining whether security holder approval should be obtained for equity-based incentive plans and related award grants. The Board has adopted a formal charter for the Compensation Committee.

For additional information regarding the process by which the Compensation Committee determines compensation for the Company’s directors and officers, see “Assessment of Compensation” under the Company’s Statement of Executive Compensation for the year ended March 31, 2023 attached as Schedule “A” hereto.

Other Board Committees

As of the date hereof, the Board has no committees other than the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

Director Assessments

The Board reviews, on at least an annual basis, the performance and effectiveness of the Board, its committees and individual directors. The Nominating & Corporate Governance Committee is responsible for assessing on at least an annual basis the overall effectiveness of the Board as a whole, each of the committees (other than the Nominating & Corporate Governance Committee itself, which is evaluated by the full Board), the Chair of the Board and individual directors. As part of the assessments, the Board or the individual committee may review their respective mandate or charter and conduct reviews of applicable corporate policies. The Nominating & Corporate Governance Committee reports the results of its assessments to the full Board, which report the Board takes into consideration when completing its overall performance and effectiveness reviews.

Director Term Limits

The Board has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the Board will seek to maintain its composition in a way that provides, in the judgment of the Board, the necessary and desirable competencies of its directors having regard to the long term plan for the composition of the Board that takes into consideration the strategic direction of the Company. The Board also is expected to review the desired competencies and skills for as well as the process for assessing the performance and effectiveness of the Board as a whole, the committees of the Board, Board and committee chairs and individual directors. The Board is expected to conduct an assessment process regarding the effectiveness and performance of the entire Board, its committees and each director annually.

Board and Senior Management Diversity Disclosure

The Company recognizes the benefits of having a diverse Board, and seeks to increase diversity at the Board level. The Company does not maintain a written policy, quotas or targets regarding gender representation on the Board or in executive officer positions. All Board appointments will be made based on merit, in the context of the skills, experience, independence, knowledge and other qualities which the Board as a whole requires to be effective, with due regard for the benefits of diversity (including the level of representation of women on the Board).

The Company recruits, manages and promotes on the basis of an individual’s competence, qualification, experience and performance, regardless of gender, age, ethnic origin, religion, sexual orientation or disability or other aspects of diversity in executive officer positions.

The Board encourages a diversity of background skills and experience and personal characteristics among the directors. As a result, while neither a written policy nor targets relating to the identification and nomination of female directors have been adopted to date and the emphasis in filling Board vacancies is on finding the best qualified candidates given the needs and circumstances of the Board, a nominee’s diversity will be considered favorably in the identification and selection process.

The Board has not adopted any policies that specifically address the appointment of women to executive officer positions. The Board believes that executive officer appointments should be made on the basis of the skills, knowledge, experience and character of individual candidates and the requirements of management at the time. The Company believes that considering the broadest group of individuals is required to provide the leadership needed to achieve the Company’s business objectives; however, due to the small size of the Company’s executive leadership, the representation of women in executive officer positions has not been considered when making executive officer appointments and the Company has not adopted targets regarding the representation of women in executive officer positions for the reasons stated above.

As at the date hereof, none (0%) of the five directors of the Board is a woman and none (0%) of the executive officers of the Company is a woman.

ADDITIONAL DISCLOSURE FOR COMPANIES NOT SENDING INFORMATION CIRCULARS

Voting Securities and Principal Holders Thereof

The Company is authorized to issue an unlimited number of Subordinate Voting Shares, without par value and an unlimited number of Proportionate Voting Shares, without par value. As at the date of this Prospectus, there are:

(i)	150,095,452 Subordinate Voting Shares issued and outstanding, with each such Subordinate Voting Share carrying the right to one vote. For a description of the rights and restrictions associated with the Subordinate Voting Shares, see “Description of Securities Being Distributed – Subordinate Voting Shares”; and

(ii)	no Proportionate Voting Shares issued and outstanding, with each Proportionate Voting Share carrying the right to 6.25 votes. The Proportionate Voting Shares may be converted at the option of the holder, subject to certain restrictions, into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares being converted by 6.25.

To the knowledge of the directors and executive officers of the Company, as at the date of this AIF, (i) no affiliate of the Company beneficially owned, or controlled or directed, directly or indirectly, any voting securities of the Company; and (ii) no person or corporation beneficially owned, or controlled or directed, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to any class of voting securities of the Company, except the following:

Name	Number and Type of Securities	Percentage of Outstanding Shares (1)
Gabriel René	31,275,001 Subordinate Voting Shares	20.84%
Dan Mapes	31,275,001 Subordinate Voting Shares	20.84%

Notes:

(1)	Calculated based on 150,095,452 Subordinate Voting Shares issued and outstanding.

Directors and Executive Officers

The information required to be disclosed pursuant to Item 7 of Form 51-102F5 – Information Circular can be found under the heading “Directors and Executive Officers” in this AIF.

Statement of Executive Compensation

The information required to be disclosed pursuant to Item 8 of Form 51-102F5 – Information Circular can be found under the heading “Statement of Executive Compensation” in this AIF.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has established the Omnibus Plan providing for the grant of Options, RSUs, PSUs, and DSUs Further details regarding the Omnibus Plan can be found under the heading “Description of Capital Structure – Options to Purchase Securities”.

The following table sets out equity compensation plan information as at the date hereof:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders – the Omnibus Plan (1)	13,646,250 Options 1,650,000 RSUs	$1.22 (Options)	22,427,613
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	13,646,250 Options 1,650,000 RSUs		22,427,613

Notes:

(1)	The Company obtained approval of the Omnibus Plan from holders of Subordinate Voting Shares on June 15, 2022.

Indebtedness of Directors and Executive Officers

No individual who is, or at any time during the most recently completed financial year was, a director or executive officer of the Company, no proposed nominee for election as a director of the Company and no associate of such persons:

(i)	is, or at any time since the beginning of the most recently completed financial year has been, indebted to the Company or its subsidiaries; or

(ii)	is indebted to another entity, which indebtedness is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or its subsidiaries, in relation to a securities purchase program or other program.

Appointment of Auditor

The Company’s auditors are Smythe LLP, Chartered Professional Accountants with an office located at 1700 – 475 Howe Street, Vancouver, British Columbia V6C 2B3. Smythe LLP was first appointed as the auditors of the Company on February 15, 2023.

Management Contracts

No management functions of the Company or its subsidiaries are performed to any substantial degree by a person other than the directors or executive officers of the Company or its subsidiaries.

Restricted Securities

See disclosure under the heading “Description of Capital Structure” for a summary of the rights and restrictions (including the voting rights) attached to the Subordinate Voting Shares and the Proportionate Voting Shares. In summary, holders of Subordinate Voting Shares are entitled to receive notice of and to attend and vote at all meetings of Shareholders except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share entitles the holder thereof to one vote at each such meeting. The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of Shareholders except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting. Unlike the holders of Proportionate Voting Shares, holders of Subordinate Voting Shares do not have the right to 6.25 votes per Subordinate Voting Share. As of the date of this AIF, there are no Proportionate Voting Share issued and outstanding and 100% of the aggregate voting rights attached to the Company’s securities are represented by Subordinate Voting Shares.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found under the Company’s profile on SEDAR+ at www.sedarplus.ca.

Additional financial information is provided in the Company’s audited annual financial statements and accompanying management’s discussion and analysis (“MD&A”) for the years ended March 31, 2024 and 2023.

SCHEDULE “A”

AUDIT COMMITTEE CHARTER

(see attached)